As filed with the Securities and Exchange Commission on January 5, 2009
1940 Act File No. 811-22237
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 1	☒
HATTERAS GLOBAL PRIVATE EQUITY PARTNERS, LLC
(Exact Name of Registrant as Specified in Charter)

8540 Colonnade Center Drive
Suite 401
Raleigh, NC 27615
 (Address of Principal Executive Offices)
(919) 846-2324
(Registrant’s Telephone Number)
David B. Perkins
8540 Colonnade Center Drive
Suite 401
Raleigh, North Carolina 27615
 (Name and Address of Agent for Service)

Copy to:
Michael P. Malloy, Esq. Drinker Biddle & Reath LLP One Logan Square 18th & Cherry Streets Philadelphia, PA 19103-6996 215-988-2700

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Hatteras Global Private Equity Partners, LLC

Dated January 5, 2009

LIMITED LIABILITY COMPANY UNITS

Hatteras Global Private Equity Partners, LLC (the “Fund”) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  The Fund’s investment objective will be to seek attractive long-term capital appreciation by investing in a globally diversified portfolio of private equity investments.  The Fund intends to achieve its objective by investing all or substantially all of its assets in Hatteras Global Private Equity Partners Master Fund, LLC (the “Master Fund”), a recently formed Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company.  The Master Fund has the same investment objective as the Fund.  The Master Fund’s investments are expected to include: (i) primary and secondary investments in private equity funds managed by third-party managers; (ii) direct investments in the equity and/or debt of operating companies, frequently alongside professional lead investors; and (iii) listed private equity investments, such as business development companies.  The Fund cannot guarantee that its investment objective will be achieved or that the Master Fund’s portfolio design and risk monitoring strategies will be successful.  Investing in the Fund involves a high degree of risk.  See “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE” and “INVESTMENT RELATED RISKS” beginning on page 35.

This Confidential Private Placement Memorandum (the “Memorandum”) applies to the offering of units of limited liability company interests (“Units”) of the Fund.  The Units will generally be offered as of the first day of each calendar month for a period of up to eight months from the initial closing.  No person who is admitted as a member of the Fund (“Member”) will have the right to require the Fund to redeem its Units.  The information in this Memorandum is not complete and may be changed.  This Memorandum is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where offer or sale is not permitted.

If you purchase Units of the Fund, you will become bound by the terms and conditions of the Limited Liability Company Agreement of the Fund (“LLC Agreement”).  A copy of the LLC Agreement is attached as Appendix A to this Memorandum.

Investments in the Fund may be made only by “Eligible Investors” as defined herein.  See “INVESTOR QUALIFICATIONS.”

Units will not be listed on any securities exchange and it is not anticipated that a secondary market for Units will develop.  Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement.  Although the Fund may offer to repurchase Units at certain times, as more fully described herein, Units will not be redeemable at a Member’s option nor will they be exchangeable for units or shares of any other fund.  As a result, an investor may not be able to sell or otherwise liquidate his or her Units.  Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

This Memorandum concisely provides information that you should know about the Fund before investing.  You are advised to read this Memorandum carefully and to retain it for future reference.  Additional information about the Fund, including the Fund’s statement of additional information (“SAI”), dated January 5, 2009, has been filed with the Securities and Exchange Commission (the “SEC”). You can request a copy of the SAI without charge by writing to the Fund, UMB Fund Services, Inc., P.O. Box 2175, Milwaukee, Wisconsin 53201-2175, or by calling the Fund at 888-363-2324. The SAI is incorporated by reference into this Memorandum in its entirety.  The table of contents of the SAI appears on page 64 of this Memorandum.  You can obtain the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov).  The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.

GEORGIA SUBSCRIBERS.    These securities have been issued or sold in reliance on Paragraph (13) of Code Section 10-5-9 of the Georgia Securities Act of 1973, and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act.

You should not construe the contents of this Memorandum as legal, tax or financial advice.  You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum and the SAI.  The Fund has not authorized anyone to provide you with different information.  You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

FUND FEES AND EXPENSES

The following table illustrates the fees and expenses that Hatteras Global Private Equity Partners, LLC (the “Fund”) expects to incur and that members of the Fund (“Members”) can expect to bear directly or indirectly.  Members will indirectly bear fees and expenses of Hatteras Global Private Equity Partners Master Fund, LLC (the “Master Fund”), which are reflected in the following chart and in the example below.

MEMBER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of Subscription Amount) (1) (2)	3.50%

ANNUAL EXPENSES (as a percentage of net assets, except as noted)
Investment Management Fee (3)	1.25%
Servicing Fee (4)	0.85%
Interest Expense	0%
Other Expenses (including the Fund’s and the Master Fund’s initial offering expenses) (5)	0.41%
Acquired Fund (Portfolio Fund) Fees and Expenses (6)	1.50%
Total Annual Expenses (2)	4.01%

(1)
For investments in the amount of $100,000 to $499,999, investors may be charged a placement fee of up to 3.50% for purchases on the final closing, declining by .25% for each prior closing for a minimum fee of 2.00% for purchases made prior to July 1, 2009. For investments in the amount of $500,000 to $999,999,  investors may be charged a placement fee of up to 3.00% for purchases on the final closing, declining by .25% for each prior closing for a minimum fee of 1.50% for purchases made prior to July 1, 2009. For investments in amounts over $1,000,000 to $4,999,999, investors may be charged a placement fee of up to 2.50% for purchases on the final closing, declining by .25% for each prior closing for a minimum fee of 1.00% for purchases made prior to July 1, 2009.  For investments in amounts of $5,000,000 or more, investors may be charged a placement fee of up to 1.50% for purchases on the final closing, declining by .25% for each prior closing, with no fee for purchases made prior to July 1, 2009.  See “PLACEMENT AGENT.”

(2)
The Placement Agent has entered into an expense reduction agreement pursuant to which it will rebate to the Fund, in order to offset operating expenses, any amount it receives as a placement fee in excess of 2.00% for investments up to $499,999, in excess of 1.50% for investments of $500,000 to $999,999,  in excess of 1.00% for investments of $1,000,000 to $4,999,999, and in excess of 0.00% for investments of $5,000,000 or more.

(3)
The Investment Management Fee (as defined below) is payable by the Master Fund, but will be borne indirectly by Members as a result of the Fund’s investment in the Master Fund.  The Investment Management Fee is equal to 1.25% on an annualized basis of the net assets of the Master Fund.  In addition, at the end of each calendar year of the Master Fund (and at certain other times), each of the Adviser and Sub-Adviser (as such terms are defined below) will be entitled to receive an Incentive Allocation (as defined below) equal to 5% (10% in the aggregate) of the excess, if any, of the net profits of the Master Fund that have been credited to the capital account of each person who is admitted as a member of the Master Fund, including the Fund, above the then balance of such member’s loss recovery account; provided that such member’s capital account has been allocated at least a 6% annualized return (prior to the deduction of the Incentive Allocation) for the period.

(4)
The Servicing Fee (as defined below) for the Fund is payable at an annual rate of 0.85%, of the net assets of the Fund.  The Servicing Fee payable to the Adviser or one of its affiliates as “Servicing Agent”) will be borne pro rata by all Members of the Fund. The Adviser may waive (to all investors on a pro rata basis) or pay to third parties all or a portion of any such fees in its sole discretion.

(5)
Because the Fund and the Master Fund are recently organized, Other Expenses (as defined below) is an estimate based on aggregate net assets of $75 million in the Fund and aggregate net assets of $150 million in the Master Fund.

(6)
Members also indirectly bear a portion of the asset-based fees, carried interest and other expenses incurred by the Master Fund as an investor in the Portfolio Funds (as defined below).  Generally, asset-based fees payable to Portfolio Fund Managers (as defined below) of the Portfolio Funds will range from 1% to 2% (annualized) of the commitment amount of the Master Fund’s investment, and carried interest generally ranges from 15% to 30% of a Portfolio Fund’s profits, although it is possible that such range may be exceeded for certain Portfolio Fund Managers.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly.  “Other Expenses,” as shown above, is an estimate based on anticipated contributions to the Fund and the Master Fund and anticipated expenses for the first year of the Fund’s and the Master Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund and the Master Fund will bear, including offering costs and fees and expenses of the Administrator (as defined below), escrow agent and custodian.

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds.  The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown.  The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies.  The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Units.

EXAMPLE

You Would Pay the Following Expenses Based on a $1,000
Investment in the Fund, Assuming a 5% Annual Return:

1 Year	3 Years	5 Years	10 Years
$ 60	$ 108	$ 160	$ 300

The example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown.  Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

PERFORMANCE INFORMATION. Past performance does not guarantee future investment results.  Performance of the Fund will vary based on many factors, including market conditions, the composition of the Fund’s portfolio and the Fund’s expenses.  As of the date of this Memorandum, the Fund has not commenced operations and therefore has no performance history.

MANAGEMENT FEE.   The Fund will bear a proportionate share of the investment management fee (“Investment Management Fee”) paid by the Master Fund to Hatteras Capital Investment Management, LLC (“Hatteras” or the “Adviser”) in consideration of the advisory and other services provided by the Adviser to the Master Fund.  The Master Fund will pay the Adviser a quarterly Investment Management Fee equal to 1.25% on an annualized basis of the net assets of the Master Fund as of each quarter-end.  However, during the period from the Initial Closing to the Final Closing (as defined below), the Master Fund will pay the Investment Management Fee to the Adviser monthly at a rate equal to 1.25% on an annualized basis of the net assets of the Master Fund.  The Investment Management Fee will be paid to the Adviser out of the Master Fund’s assets, and will therefore decrease the net profits or increase the net losses of the Fund.  The Adviser will pay Capvent US Advisors, LLC (the “Sub-Adviser”) a portion of the Investment Management Fee it receives from the Master Fund.

INCENTIVE ALLOCATION.  The Fund will bear a proportionate share of the incentive allocation (“Incentive Allocation”) paid at the end of each calendar year of the Master Fund (and at certain other times), by the Master Fund to each of the Adviser and Sub-Adviser in an amount equal to 5% (10% in the aggregate) of the excess, if any, of the net profits of the Master Fund that have been credited to the capital account of each person who is admitted as a member of the Master Fund, including the Fund, above the then balance of such member’s loss recovery account; provided that such member’s capital account has been allocated at least a 6% annualized return (prior to the deduction of the Incentive Allocation) for the period.

PLACEMENT FEE.     Investments in the Fund may be subject to a placement fee of up to 3.50% by Hatteras Capital Distributors, LLC (the “Placement Agent”).   The placement fee will be applied by one of two methods, as determined by the Placement Agent. Assuming an applicable placement fee of 3.50%, the Placement Agent may: (1) have the placement fee deducted from the amount provided; or (2) treat the placement fee as an addition to, and not a deduction from, the subscription amount.  No placement fee is expected to be charged with respect to investments by the Adviser and Sub-Adviser, their affiliates, and their respective directors, principals, officers and employees and others in the Placement Agent’s sole discretion.  See “PLACEMENT AGENT ARRANGEMENTS – PLACEMENT FEE.”

SERVICING FEE.  The Adviser or one of its affiliates serves as the Fund's fund servicing agent (in such capacity, the "Servicing Agent").  Pursuant to the terms of a Fund Servicing Agreement (the  "Servicing Agreement") that has been approved by the Board, the Servicing Agent is responsible, either directly or through one of its affiliates or agents, for, among other things, providing various services not required to be performed by the Administrator (as defined below) or other service providers engaged by the Fund, which may include the following:  (1) assisting in the maintenance of Fund records containing Member information; (2) providing the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund and Member services; (3) as agreed from time to time with the Board in accordance with Rule  38a-1 under the Investment Company Act, making available the services of appropriate compliance personnel and resources relating to compliance policies and procedures of the Fund; (4) assisting in the administration of meetings of the Board and its committees and the Members; (5) assisting in administering subscriptions and tender offers, including assistance in the preparation of regulatory filings and the transmission of cash between Members and the Fund, and the Fund and the Master Fund (or any successor thereto designated by the Fund); (6) assisting in arranging for, at the Fund’s expense, the preparation of all required tax returns; (7) assisting in the periodic updating of the Fund’s confidential private placement memorandum and statement of additional information, the preparation of proxy statements to Members, and the preparation of reports filed by the regulatory authorities; (8) providing information and assistance as requested in connection with the registration of the Fund’s units of limited liability company interests in accordance with state securities requirements; (9) providing assistance in connection with the preparation of the Fund’s periodic financial statements and annual audit as reasonably requested by the Board or officers of the Fund or the Fund’s independent public accounting firm; and (10) supervising other aspects of the Fund’s operations and providing other administrative services to the Fund.

In consideration for these services, the Fund will pay the Servicing  Agent a quarterly servicing fee (the  "Servicing Fee"), equal to 1/4th of 0.85% of the Fund's net asset value as of each quarter-end.  However, during the period from the Initial Closing to the Final Closing, the Fund will pay the Servicing Fee to the Servicing Agent monthly at a rate equal to 0.85% on an annualized basis of the Fund’s net assets. The Servicing Fee will be paid to the Servicing Agent out of the Fund's assets and will decrease the net profits or increase the net losses of the Fund.

ADMINISTRATION SERVICES.  The Fund will pay UMB Fund Services, Inc. (the “Administrator”) a monthly administration fee of $1,500 ($18,000 on an annualized basis prior to reduction for any Servicing Fee (the “Fund Administration Fee”).  In addition, the Master Fund will pay the Administrator a quarterly administration fee of up to 0.075% on an annualized basis of the net assets of the Master Fund (prior to reduction for any Investment Management Fee or the Incentive Allocation) (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”).  Each of the Administration Fees will be paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and will therefore decrease the net profits or increase the net losses of the Fund.  The Fund and the Master Fund will also reimburse the Administrator for certain out-of-pocket expenses and pay the Administrator a fee for transfer agency services.

CUSTODIAL SERVICES.  UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s and the Master Fund’s assets, and may maintain custody of those assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board or the Master Fund’s Board of Managers, as applicable. Assets are not held by the Adviser or commingled with the assets of other accounts except to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, Missouri 64106. The Custodian is an affiliate of the Administrator.

FUND EXPENSES.  The Fund will pay all of its own expenses other than those that the Adviser or an affiliate of the Adviser assumes. The expenses of the Fund will include, but will not be limited to, any fees and expenses in connection with the organization of the Fund, including any offering expenses; brokerage commissions; interest and fees on any borrowings by the Fund; fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective investments by the Fund), including foreign legal counsel; independent registered public accounting firm fees; taxes and governmental fees (including tax preparation fees); custody fees; expenses of preparing, printing, and distributing the Memorandum, the SAI (and any supplements or amendments thereto), reports, notices, other communications to Members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings (including Board compensation); expenses of corporate data processing and related services; Member recordkeeping and Member account services, fees, and disbursements; insurance premiums; and extraordinary expenses such as litigation expenses. The Fund will also bear, as an investor in the Master Fund, its allocable portion of the fees and expenses of the Master Fund, which will include, but are not limited to, the types of fees and expenses discussed above.

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Fund.  Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum and the SAI, and the Fund’s LLC Agreement.

The Fund
Hatteras Global Private Equity Partners, LLC (the “Fund”) is a Delaware limited liability company that is registered under the Investment Company Act, as a non-diversified, closed-end management investment company.  The Fund will invest all or substantially all of its assets in Hatteras Global Private Equity Partners Master Fund, LLC (the “Master Fund”), a Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Investment Objective and Strategies
The Fund’s and the Master Fund’s investment objective is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.  The Fund intends to achieve its investment objective by investing all or substantially all of its assets in the Master Fund.

The Master Fund’s investments (the “Master Fund Investments”) are expected to include: (i) primary and secondary investments in private equity funds (“Portfolio Funds”) managed by third-party managers (“Portfolio Fund Managers”); (ii) direct co-investments in the equity and/or debt of operating companies, frequently alongside Portfolio Fund Managers or other professional lead investors; and (iii) listed private equity vehicles, such as business development companies (including derivatives tied to the returns of such vehicles) (“Listed Private Equity”).  For purposes of this Memorandum, (i) Listed Private Equity vehicles that are structured as commingled investment pools are deemed to be Portfolio Funds and (ii) the investment managers of such vehicles, along with the lead investors of direct private equity investments, are deemed to be Portfolio Fund Managers.

To facilitate the investment of the Master Fund’s portfolio in a timely manner, it is expected that the Adviser and Sub-Adviser will initially overweight secondary investments (as described below) in Portfolio Funds, direct co-investments in operating companies, and Listed Private Equity.  Thereafter, investment selection will be guided by the Adviser’s and Sub-Adviser’s global relative value analysis, which takes into account changes in the market environment.

The Adviser and Sub-Adviser intend to manage the Master Fund’s commitment strategy with a view towards achieving attractive risk-adjusted returns, maintaining a high level of investment, and managing liquidity.  The commitment strategy is designed to address the fact that commitments to Portfolio Funds are generally not immediately invested. Instead, committed amounts are drawn down and invested over time, as underlying investments are identified by the relevant Portfolio Fund Manager – a process that may take a period of several years.  During this period, investments made early in the Portfolio Fund’s life are often realized (i.e., “exited”) (generating distributions) even before the committed capital has been fully drawn. As a result, without an appropriate commitment strategy, a significant investment position could be difficult to achieve.

Accordingly, the commitment strategy will aim to keep the Master Fund substantially invested where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors.  See “INVESTMENT PROCESS OVERVIEW—Strategic Asset Allocation.”

The Adviser and Sub-Adviser intend to use a range of techniques to manage cash in order to preserve liquidity needs while simultaneously pursuing the Fund’s investment strategy.  These techniques may include, without limitation:

•    Actively managing cash and liquid assets; and

•    Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Master Fund’s assets on the Master Fund's behalf.

The Master Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.  Over time, during normal market conditions, it is generally not expected that the Master Fund will hold more than 10% of its net assets in cash or cash equivalents for extended periods of time.  To the extent permitted by the Investment Company Act, the Fund and/or the Master Fund may borrow for investment purposes.

There can be no assurance that the investment objective of the Fund or the Master Fund will be achieved or that the Master Fund’s portfolio design and risk monitoring strategies will be successful.  See “INVESTMENT POLICIES.”

Risk Factors
An investment in the Fund involves substantial risks and special considerations.  A discussion of the risks associated with an investment in the Fund can be found under “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE,” and “INVESTMENT RELATED RISKS.”

Management
The Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Fund.  The Master Fund’s Board of Managers (the “Master Fund Board”), which will initially have the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund.  See “MANAGEMENT OF THE FUND AND THE MASTER FUND—The Boards of Managers.”  To the extent permitted by applicable law, the Board and the Master Fund Board may delegate any of their respective rights, powers and authority to, among others, the officers of the applicable Fund, any committee of such Board, or, in the case of the Master Fund Board, the Adviser and/or Sub-Adviser (as such terms are defined below).

The Adviser
Pursuant to an investment management agreement with the Master Fund (the “Investment Management Agreement”), Hatteras Capital Investment Management, LLC (“Hatteras”), an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), will serve as the Master Fund’s investment adviser (in such capacity, the “Adviser”).

The Sub-Adviser
Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Adviser, the Master Fund and Capvent US Advisors LLC (“Capvent”), Capvent, an investment adviser registered under the Advisers Act, will serve as the Master Fund’s sub-adviser (in such capacity, the “Sub-Adviser”).

Fund Administration
Each of the Fund and the Master Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services.  Each of the Fund and the Master Fund will compensate the Administrator for these services and will reimburse the Administrator for certain of its out-of-pocket expenses.  See “—Fees and Expenses” below.

Capital Contributions	The Fund will accept capital contributions (“Capital Contributions”) totaling $75 million. The Fund may, in the discretion of the Board, accept total Capital Contributions in excess of this amount.

Minimum Subscription Amount	The minimum subscription amount for a Member is $100,000 (including any applicable placement fee). The Board reserves the right to accept Capital Contributions of a lesser amount.

Closings
The initial closing is expected to take place on or about April 1, 2009 (the “Initial Closing”).  The Fund may, as of the first day of each month on or prior to the date of the final closing (the “Final Closing”) admit one or more Members or permit any Member to increase its subscription (each such closing, together with the Final Closing, a “Subsequent Closing”).  The Final Closing is expected to occur on December 1, 2009, or such later date as determined by the Board.  The purchase price of Units sold on the Initial Closing will be $100 per Unit and thereafter the purchase price will be based on the net asset value per Unit as of the date such Units are purchased.  Fractions of Units will be issued to one one-thousandth of a Unit.

Investment Period
The Master Fund’s investment period (the “Investment Period”) is three years following the final closing of the Master Fund (which is expected to occur on the same date as the Final Closing of the Fund). Neither the Fund nor the Master Fund will commit to new Portfolio Funds (other than Listed Private Equity vehicles that are structured as commingled investment pools) after the Investment Period expires, however the Fund or Master Fund might be required to fund capital calls from Portfolio Funds after the Investment Period has expired.

Term
Each of the Fund and the Master Fund will continue until the date that is ten years from the date of the Final Closing, unless terminated earlier pursuant to the terms if the applicable LLC Agreement.  The term may be extended for two one-year periods in the discretion of the Board and the Master Fund Board, as applicable.

Line of Credit
The Fund and/or the Master Fund may secure a line of credit for short-term use in anticipation of the receipt of subscriptions or disposition of proceeds from Portfolio Funds.  The Fund and/or the Master Fund may also employ leverage to the extent permissible under the Investment Company Act.

Fees and Expenses
The Fund bears its own operating expenses (including, without limitation, its offering expenses), and, through its investment in the Master Fund, a pro rata portion of the operating expenses of the Master Fund.

Investment Management Fee.  The Fund will bear a proportionate share of the investment management fee (“Investment Management Fee”) paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund.  The Master Fund will pay the Adviser a quarterly Investment Management Fee equal to 1.25% on an annualized basis of the net assets of the Master Fund as of each quarter-end.  However, during the period from the Initial Closing to the Final Closing, the Fund will pay the Investment Management Fee to the Adviser monthly at a rate equal to 1.25% on an annualized basis of the net assets of the Master Fund.   The Investment Management Fee will be paid to the Adviser out of the Master Fund’s assets, and will therefore decrease the net profits or increase the net losses of the Fund.  The Adviser will pay the Sub-Adviser a portion of the Investment Management Fee it receives from the Master Fund.

Incentive Allocation.  The Fund will bear a proportionate share of the incentive allocation (“Incentive Allocation”) paid at the end of each calendar year of the Master Fund (and at certain other times), by the Master Fund to each of the Adviser and Sub-Adviser in an amount equal to 5% (10% in the aggregate) of the excess, if any, of the net profits of the Master Fund that have been credited to the capital account of each person who is admitted as a member of the Master Fund, including the Fund, above the then balance of such member’s loss recovery account; provided that such member’s capital account has been allocated at least a 6% annualized return (prior to the deduction of the Incentive Allocation) for the period.

Servicing Fee.  The Fund will pay the Adviser or one of its affiliates, in its capacity as the servicing agent (the “Servicing Agent”), a quarterly servicing fee (“Servicing Fee”), equal to 0.85% on an annualized basis of the net assets of the Fund.  However, during the period from the Initial Closing to the Final Closing, the Fund will pay the Servicing Fee to the Servicing Agent monthly. The Servicing Fee will be paid to the Servicing Agent out of the Fund’s assets and will decrease the net profits or increase the net losses of the Fund.

Administration Fee.  The Fund will pay the Administrator a monthly administration fee of $1,500 ($18,000 on an annualized basis), prior to reduction for any Servicing Fee (the “Fund Administration Fee”).  In addition, the Master Fund will pay the Administrator a quarterly administration fee of up to 0.075% on an annualized basis of the net assets Master Fund (prior to reduction for any Investment Management Fee or the Incentive Allocation) (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”).  Each of the Administration Fees will be paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and will therefore decrease the net profits or increase the net losses of the Fund.  The Fund and the Master Fund will also reimburse the Administrator for certain out-of-pocket expenses and pay the Administrator a fee for transfer agency services.

Placement Fee
Investments in the Fund may be subject to a placement fee of up to 3.50% declining to 0.00%.  For investments in the amount of $100,000 to $499,999, investors may be charged a placement fee of up to 3.50% for purchases on the final closing, declining by .25% for each prior closing for a minimum fee of 2.00% for purchases made prior to July 1, 2009. For investments in the amount of $500,000 to $999,999,  investors may be charged a placement fee of up to 3.00% for purchases on the final closing, declining by .25% for each prior closing for a minimum fee of 1.50% for purchases made prior to July 1, 2009. For investments in amounts over $1,000,000 to $4,999,999, investors may be charged a placement fee of up to 2.50% for purchases on the final closing, declining by .25% for each prior closing for a minimum fee of 1.00% for purchases made prior to July 1, 2009.  For investments in amounts of $5,000,000 or more, investors may be charged a placement fee of up to 1.50% for purchases on the final closing, declining by .25% for each prior closing, with no fee for purchases made prior to July 1, 2009.

The Placement Agent has entered into an expense reduction agreement pursuant to which it will rebate to the Fund, in order to offset operating expenses, any amount it receives as a placement fee in excess of 2.00% for investments up to $499,999, in excess of 1.50% for investments of $500,000 to $999,999,  in excess of 1.00% for investments of $1,000,000 to $4,999,999, and in excess of 0.00% for investments of $5,000,000 or more.

Repurchase of Interests
No Member will have the right to require the Fund to redeem its Units.  The Fund from time to time may offer to repurchase Units pursuant to written tenders by the Members.  However, because all or substantially all of the Fund’s assets will be invested in the Master Fund, the Fund will generally find it necessary to liquidate a portion of its interest in the Master Fund in order to satisfy repurchase requests.  Because interests in the Master Fund may not be transferred, the Fund may withdraw a portion of its interest in the Master Fund only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for interests in the Master Fund.

The Adviser anticipates recommending to the Master Fund Board that the Master Fund conduct repurchase offers of no more than 5% of the Fund’s net assets on or about June 30, 2013; December 31, 2013; June 30, 2014 and December 31, 2014.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.

The Master Fund will make repurchase offers, if any, to all of the Master Fund’s members, including the Fund.  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers.

Subject to the conditions described above, any repurchases of Units will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Master Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased. If the value of Units tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Units tendered. In such event, Members will have their Units repurchased on a pro rata basis, and tendering Members will not have all of their tendered Units repurchased by the Fund.

In determining whether the Master Fund should offer to repurchase interests in the Master Fund from members of the Master Fund pursuant to repurchase requests, the Master Fund Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors.  The Board may consider similar factors when determining whether the Fund should offer to repurchase Units from Members of the Fund.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units.

A Member who tenders some but not all of its Units for repurchase will be required to maintain a minimum capital account balance of $100,000.  Such minimum capital account balance requirement may be waived by the Board, in its sole discretion.  The Fund reserves the right to reduce the portion of the Units to be repurchased from a Member so that the required capital account balance is maintained.   See “REPURCHASES OF INTERESTS.”

Distributions
Beginning in the 37th month after the Final Close, or earlier at the Board’s discretion, the Fund may make distributions to Members at least annually, or more frequently as permitted by applicable laws, rules and regulations.  Amounts distributed will be intended to represent the net amounts of distributions (after Fund and Master Fund fees and expenses) received by the Master Fund from Portfolio Funds during the period since the last distribution (or from commencement of operations in the case of the first distribution).  Any distributions to Members will be made pro-rata.

Eligible Investors
Each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).  To qualify, a natural person must generally have (i) a net worth of $1,500,000, or (ii) $1,000,000 and have at least $750,000 of his or her assets under the investment management of the Adviser or its affiliates, and a company must generally have total assets in excess of $5,000,000.  In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to the additional purchase.  See “ELIGIBLE INVESTORS.”

Transfer Restrictions
A Member may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) its Units only (1) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Member; or (2) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).  Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is:  (1) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (2) to members of the transferring Member’s immediate family (siblings, spouse, parents or children); or (3) a distribution from a qualified retirement plan or an individual retirement account.  In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Member and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.  See “TRANSFERS OF INTERESTS.”

Taxes
Each of the Fund and the Master Fund will receive an opinion of counsel that, for federal income tax purposes, it will be treated as a partnership and not as a corporation, and also that it will not be treated as a publicly traded partnership taxable as a corporation.  Each Member will be required to include in the Member’s U.S. federal taxable income the Member’s allocable share of the Fund’s taxable income each year, regardless whether the Fund makes a distribution to the Member in that year.  In addition, for a variety of reasons, a Member’s allocation of taxable income of the Fund in any year may be more or less than the amount of net profits allocated to the Member’s capital account for that year.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “CERTAIN TAX CONSIDERATIONS.”

Investors should consult their own tax advisers with respect to the specific tax consequences of the purchase, ownership and disposal of Units and/or the filing requirements, if any, associated with the purchase, ownership and disposal of Units, in light of the Investor’s particular circumstances.

ERISA Plans and Other Tax-Exempt Entities
Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts, and Keogh plans, may purchase Units.  Because of the Fund’s registration under the Investment Company Act, the Fund’s assets will not be considered “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Code. (See “ERISA CONSIDERATIONS”)

Because the Fund, the Master Fund and the Portfolio Funds may incur debt in connection with the purchase of securities, futures and other investments, and because some of the investments of the Master Fund and the Portfolio Funds may be in pass-through entities that conduct trades or businesses, the Fund may generate income that is taxable to its tax-exempt Members as unrelated business taxable income (“UBTI”).  A tax-exempt Member may also recognize UBTI if it incurs indebtedness to finance its investment in the Fund.  The risk of UBTI may make an investment in the Fund undesirable for certain types of tax-exempt entities, including charitable remainder trusts.  See “TAXES.”

An investment in the Fund by tax-exempt entities requires special consideration.  Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the Fund.  See “TAXES.”

Reports to Members
Members will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Fund will furnish to Members such information as soon as practicable after receipt of the necessary information from the Portfolio Funds by the Master Fund.  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

The Fund anticipates sending Members an unaudited semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.  Members also will be sent statements and investment reports regarding the Fund’s operations each quarter.

Fiscal Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on December 31.

CAPITAL CONTRIBUTIONS

Units of the Fund are available to investors investing through broker/dealers and other financial intermediaries where the financial intermediary and/or the servicing agent has agreed to provide fund services.  The Fund is seeking capital contributions (“Capital Contributions”) totaling $75 million.  The Fund may, in the discretion of the Board, accept total Capital Contributions in excess of this amount.  The minimum subscription amount for a Member is $100,000 (including any applicable placement fee).  The Board reserves the right to accept subscriptions of a lesser amount.

USE OF PROCEEDS

The proceeds from the sale of Units, not including the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in the Master Fund as soon as practicable after receipt of such proceeds by the Fund.  The Fund expects that such proceeds will be invested by the Master Fund in accordance with the Fund’s and the Master Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds by the Master Fund, consistent with market conditions and the availability of suitable investments.  Such proceeds will be invested together with any interest earned in the Fund’s escrow account prior to the closing of the applicable offering.  See “PURCHASING INTERESTS—Purchase Terms.”  Delays in investing the Master Fund’s assets may occur because certain Portfolio Funds selected by the Adviser may provide infrequent opportunities to purchase their securities, or due to the time required for Portfolio Fund Managers to invest the amounts committed by the Master Fund.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s and the Master Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds.  In addition, subject to applicable law, each of the Fund or the Master Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity.  The Fund may be prevented from achieving its objective during any period in which the Master Fund’s assets are not substantially invested in accordance with its principal investment strategies.

PLACEMENT AGENT

General.  Hatteras Capital Distributors, LLC (the “Placement Agent”), located at 8540 Colonnade Center Drive, Suite 401, Raleigh, North Carolina, acts as placement agent to the Fund on a best-efforts basis, subject to various conditions, pursuant to a placement agent agreement ("Placement Agent Agreement") between the Fund and the Placement Agent.  Units of the Fund are offered with a maximum placement fee of 3.50%.  The Placement Agent is also responsible for selecting brokers and dealers in connection with the offering of Units and for negotiating the terms of any such arrangements.  The  Placement Agent is an affiliate of the Adviser and it also serves as the Master Fund's placement agent.

Neither the Placement Agent nor any other party is obligated to buy from the Fund any Units.  There is no minimum number of Units required to be purchased in the offering.

Hatteras and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into sub-placement agent agreements with the Placement Agent) from time to time in connection with the sale of Units and/or the servicing of Unit holders. These payments will be made out of Hatteras’ and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units of the Fund over other investment options.

Pursuant to the Placement Agent Agreement, the Placement Agent is solely responsible for the costs and expenses incurred in connection with (i) its qualification as a broker-dealer under state or federal laws, and (ii) the promotion of the offering of Units.  The Placement Agent Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities.

Placement Fee. Investments in the Fund may be subject to a placement fee of up to 3.50%, reduced according to the following schedule:

PLACEMENT FEE SCHEDULE:

AMOUNT OF INVESTMENT	Subscription Date	SUB- PLACEMENT AGENT FEE	PLACEMENT FEE Rebated to offset Fund Operating Expenses	TOTAL PLACEMENT FEE
Up to $499,999	April 1, May 1 and June 1, 2009	2.00%	0.00%	2.00%
	July 1, 2009	2.00%	0.25%	2.25%
	August 1, 2009	2.00%	0.50%	2.50%
	September 1, 2009	2.00%	0.75%	2.75%
	October 1, 2009	2.00%	1.00%	3.00%
	November 1, 2009	2.00%	1.25%	3.25%
	December 1, 2009	2.00%	1.50%	3.50%
$500,000 to $999,999	April 1, May 1 and June 1, 2009	1.50%	0.00%	1.50%
	July 1, 2009	1.50%	0.25%	1.75%
	August 1, 2009	1.50%	0.50%	2.00%
	September 1, 2009	1.50%	0.75%	2.25%
	October 1, 2009	1.50%	1.00%	2.50%
	November 1, 2009	1.50%	1.25%	2.75%
	December 1, 2009	1.50%	1.50%	3.00%
$1,000,000 to $4,999,999	April 1, May 1 and June 1, 2009	1.00%	0.00%	1.00%
	July 1, 2009	1.00%	0.25%	1.25%
	August 1, 2009	1.00%	0.50%	1.50%
	September 1, 2009	1.00%	0.75%	1.75%
	October 1, 2009	1.00%	1.00%	2.00%
	November 1, 2009	1.00%	1.25%	2.25%
	December 1, 2009	1.00%	1.50%	2.50%
$5,000,000 or more	April 1, May 1 and June 1, 2009	0.00%	0.00%	None
	July 1, 2009	0.00%	0.25%	0.25%
	August 1, 2009	0.00%	0.50%	0.50%
	September 1, 2009	0.00%	0.75%	0.75%
	October 1, 2009	0.00%	1.00%	1.00%
	November 1, 2009	0.00%	1.25%	1.25%
	December 1, 2009	0.00%	1.50%	1.50%

The placement fee will be applied by one of two methods, as determined by the Placement Agent. Assuming an applicable placement fee of 3.50%, the Placement Agent may: (1) have the placement fee deducted from the amount provided; or (2) treat the placement fee as an addition to, and not a deduction from, the subscription amount.  No placement fee is expected to be charged with respect to investments by the Adviser or Sub-Adviser, their affiliates, and their respective directors, principals, officers and employees and others in the Placement Agent’s sole discretion.  The Placement Agent has entered into an expense reduction agreement pursuant to which it will rebate to the Fund, in order to offset operating expenses, any amount it receives as a placement fee in excess of 2.00% for investments up to $499,999, in excess of 1.50% for investments of $500,000 to $999,999,  in excess of 1.00% for investments of $1,000,000 to $4,999,999, and in excess of 0.00% for investments of $5,000,000 or more.

CLOSINGS.  The initial closing is expected to take place on or about April 1, 2009 (the “Initial Closing”).  The Fund may, as of the first day of each month on or prior to the date of the final closing (the “Final Closing”) admit one or more Members or permit any Member to increase its subscription (each such closing, together with the Final Closing, a “Subsequent Closing”).  The Final Closing is expected to occur on December 1, 2009, or such later date as determined by the Board.  The purchase price of Units sold on the Initial Closing will be $100 per Unit and thereafter the purchase price for Units will be based on the net asset value per Unit as of the date such Units are purchased.  Fractions of Units will be issued to one one-thousandth of a Unit.

MANAGEMENT OF THE FUND AND THE MASTER FUND

The Boards of Managers

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members.  The Master Fund Board, which will initially have the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund on behalf of the Master Fund’s members.  A majority of each of the Board and Master Fund Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Managers”).  See “BOARDS OF MANAGERS AND OFFICERS” in the Fund’s SAI for the identities of the Managers and executive officers of the Fund and the Master Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board and Master Fund Board.

The Adviser

Pursuant to an investment management agreement (the “Investment Management Agreement”), Hatteras Capital Investment Management, LLC, an investment adviser registered under the Advisers Act, will serve as the Master Fund’s investment adviser (the “Adviser”). A discussion regarding the basis for the Master Fund Board’s approval of the Investment Management Agreement will be available in the Master Fund’s semi-annual report for the period ending September 30, 2009.

The Sub-Adviser

Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”), Capvent US Advisors LLC, an investment adviser registered under the Advisers Act, will serve as the Master Fund’s sub-adviser  (the “Sub-Adviser”). A discussion regarding the basis for the Master Fund Board’s approval of the Sub-Advisory Agreement will be available in the Master Fund’s semi-annual report for the period ending September 30, 2009.

Investment Committee

From the Adviser

Robert L. Worthington, CFA, President of Hatteras – Mr. Worthington is responsible for day-to-day oversight of Sales and Marketing, in addition to having broad management responsibility for the Operations and Risk Management functions of the firm. He will also help drive the development of new products. Prior to joining Hatteras, Mr. Worthington was a Managing Director at JPMorgan Asset Management, responsible for the national sales efforts of the firm’s Institutional Advisory business. Mr. Worthington joined JPMorgan Asset Management in 2004 after its purchase of Undiscovered Managers, LLC, where he had been President from 2001 and a Managing Director for the three years prior. From 1993-1998, Mr. Worthington was a Principal and Senior Vice President of the Burridge Group, LLC, where he was responsible for the institutional and intermediary coverage for the firm in the eastern half of the United States. From 1983 -1993, Mr. Worthington held various corporate finance positions with Mellon Bank, Nikko Securities, Bankers Trust and Westpac Banking. He received his Masters of Business Administration with a concentration in finance from the University of Pittsburgh and his Bachelor of Arts degree in economics and political science from the University of Wisconsin. Mr. Worthington has also earned his designation as a Chartered Financial Analyst (CFA).

Keith C. Nelson, CAIASM, Director of Private Investments of Hatteras – Mr. Nelson focuses on the private investments across all of the Hatteras funds.  His specific responsibilities include portfolio construction (including strategy composition and investment sizing), financial modeling and manager oversight. Prior to joining Hatteras, Mr. Nelson was with Dogwood Equity, a private equity firm in Raleigh, NC, where he provided financial analysis and performed due diligence to support the firm’s growth equity and leveraged buyout investments. Before joining Dogwood Equity, Mr. Nelson was a Financial Analyst in the Investment Banking division of Wachovia Securities in Charlotte, NC, where he provided mergers and acquisitions advisory services to middle market companies across a diversified range of industries. Mr. Nelson received his Bachelor of Arts degree in Economics from Davidson College and his Masters of Business Administration from the Kellogg School of Management. Mr. Nelson has also earned his designation as a Chartered Alternative Investment Analyst (CAIA).

From the Sub-Adviser

Varun Sood, Managing Partner of Capvent – Mr. Sood is a co-founder of Capvent AG, and jointly manages the firm's investment activities and operations. Varun has served on the EVCA's professional standards committee and corporate governance task group that aimed at setting internal standards for member firms in Europe, and also serves on serves on several fund advisory boards. Previously, Varun was Executive Director and head of the European LBO group at Société Générale, and a Vice President at ABN AMRO. He has a BA from Delhi University and an MBA from INSEAD, Fontainebleau, France.

Tom F. Clausen, Managing Partner of Capvent – Mr. Clausen co-founded Capvent AG, and jointly manages the firm's investment activities and operations. Previously, he was an Executive Director of Société Générale focusing on buyout activities and a member of Senior Management for Credit Suisse and CSFB San Francisco/Silicon Valley. Tom has a law degree (lic. iur.) from the University of Zurich and an MBA from the University of San Francisco with Beta Gamma Sigma Honors.

Joe Sovran, Partner of Capvent — Joe joined Capvent AG in 2002. He is responsible for sourcing, screening and monitoring private equity investments, and leads the Capvent team in various initiatives for its investor partners. He previously worked for Regent Associates, a European corporate development boutique investment bank . His early experience was with Nortel and IBM in Canada . He is an Engineer from the University of Waterloo, Canada, where he obtained a B.Sc., Systems Design Engineering, First Class Honors and earned his MBA from INSEAD, Fontainebleau, France.

INVESTMENT OBJECTIVE AND STRATEGIES

Investment Objective

The Fund and the Master Fund seek to provide investors with attractive long-term capital appreciation by investing in a diversified private equity portfolio. In particular, the Fund’s and the Master Fund’s objective is to earn superior risk-adjusted returns by systematically overweighting the vehicles, segments and opportunities that the Adviser and Sub-Adviser believe offer the most attractive relative value at a given point in time.  The Fund intends to achieve its investment objective by investing all or substantially all of its assets in the Master Fund.  The Adviser and Sub-Adviser believe that this investment strategy will capitalize on the diverse, dynamic nature of the private equity industry, resulting in a favorable return pattern relative to traditional private equity funds of funds, or vehicles that focus solely on a narrow segment of the market, such as listed private equity.

It is intended that the Fund will provide Members (through the Fund’s investment in the Master Fund) with asset allocation services and access to private equity investments that are typically only available to institutional investors, thereby offering an opportunity to increase the efficiency of portfolios that currently lack private equity exposure. Within such portfolios, the Adviser and Sub-Adviser believe the Fund may serve as a stand-alone private equity holding, or as the core of a more extensive investment strategy that includes additional private equity funds and/or additional alternative asset classes such as real estate, hedge funds, commodities and natural resources.

Investment Strategies

The principal elements of the Master Fund’s investment strategy include (i) strategically allocating the assets of the Fund across the global private equity market; (ii) identifying investments that appear most attractive in sectors of the private equity market place that are believed to offer superior relative value (iii) performing detailed due diligence of targeted investment opportunities using an established proprietary process that assesses both qualitative and quantitative aspects; and (iv) seeking to manage risk through ongoing monitoring of the portfolio.

•
Asset Allocation. Asset allocation across private equity market segments is a cornerstone of long-term portfolio performance. The Adviser will define a strategic asset allocation that seeks to benefit from long-term diversification of the Fund’s investments through exposure to different geographic markets, investment types, sub-strategies, Portfolio Fund Managers, and vintage years.

•
Comparative Analysis.  Changing market conditions can dramatically affect the attractiveness of different segments within the overall private equity market.  The Adviser and Sub-Adviser will monitor developments in the private equity industry, and conduct an annual overview of the return potential and relative value of various market segments.  In addition, the Adviser and Sub-Adviser will monitor and benchmark similar private equity investments in each sector with the intention of identifying the most attractive investment opportunities in each segment of the market.  Based upon the outcome of this review, the Adviser and Sub-Adviser will attempt to make tactical adjustments to the Fund’s investment portfolio to optimize the Fund’s return potential.

•
Investment Selection.  Performance of private equity investments can vary dramatically from year to year, and as a result extensive due diligence of opportunities is required in an attempt to identify the most promising investments and segments or subsectors in which to invest in a given period.  The Adviser and Sub-Adviser will perform rigorous analysis, both qualitative and quantitative, on an investment opportunity before making an investment.

•
Risk Management. The long-term nature of private equity investments requires a commitment to ongoing risk management. The Adviser seeks to maintain close contact with the managers with whom it invests, and to monitor the performance of individual partnerships and the value of individual portfolio companies. By tracking commitments, capital calls, distributions, valuations and other pertinent details, the Adviser’s professionals will seek to recognize potential issues and to take appropriate action.

PRIVATE EQUITY MARKET OVERVIEW

Private Equity Asset Class

Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions. Private equity investments may be structured using a range of financial instruments, including common and preferred equity, convertible securities, subordinated debt and warrants or other derivatives, depending on the strategy of the investor and the financing requirements of the company.

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. In such funds, investors usually commit to provide up to a certain amount of capital as and when requested by the fund’s manager or general partner. The general partner then makes private equity investments on behalf of the fund, typically according to a pre-defined investment strategy. The fund’s investments are usually realized, or “exited,” after a four to seven year holding period through a private sale, an initial public offering (IPO) or a recapitalization, and the proceeds are distributed to the fund’s investors. The funds themselves typically have a duration of ten to twelve years.

The private equity market is diverse and can be divided into several different segments, each of which may exhibit distinct characteristics based on combinations of various factors. These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year.

Investments in private equity have increased significantly over the last 20 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency. It is now common for large pension funds, endowments and other institutional investors to dedicate several percentage points of their overall portfolios to private equity.

Private Equity Investment Types

•
Primary investments. Primary investments (primaries) are interests or investments in newly established private equity funds. Most private equity groups raise new funds only every two to four years, and many top-performing funds are closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading funds are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in several individual operating companies (typically ten to thirty) during a defined investment period. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential for investment success.

Primary investments typically exhibit a value development pattern, commonly known as the “J-curve”, in which the net asset value typically declines moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions. Primary investments are usually ten to twelve years in duration.

Secondary investments. Secondary investments (“secondaries”) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund’s fundraising period.  In some cases, secondary investments are made in funds that are relatively young, such as two to five years old, where the fund manager is still making new investments and cultivating existing investments.  In these situations, similar to primaries, the manager’s ability to create value remains a critical element to investment success.  In addition, if the interest in the acquired fund is not fully invested, the manager may still have the right to call additional capital from the purchaser of the secondary investment.  Secondaries that generally fit this description typically have a duration of five to ten years.

Investors also purchase secondary investments in funds that are generally more than five years old and substantially invested (e.g. 80% or more).  These secondary investments typically hold several mature portfolio companies and expect to make few if any new investments.  Remaining capital calls from the purchaser of the secondary interests are expected to be minimal.  The success of a secondary investment that generally meets these criteria is driven largely by the financial analysis of the existing portfolio, the price paid for the portfolio, and the overall market environment.  Investments in such secondaries usually have a duration of six years or less.

•
Direct investments. Direct investments involve taking an interest in securities issued by an operating company. Such investments are typically made as co-investments alongside experienced private equity funds that generally take a more active role in management of the operating company, and are usually structured such that the lead and co-investors collectively hold a controlling interest. Private equity fund managers may offer such opportunities when a particular transaction is large relative to their available capital, or to involve new investors that have particular skills or contacts. Direct investments may vary in duration, but usually are exited within two to six years.

In contrast to traditional private equity fund investments (which require a commitment to a largely unknown portfolio), direct investments represent opportunities to invest in specific situations involving particular companies and industries. Accordingly, investors benefit from the sourcing, negotiation and structuring skills of the lead investor, while maintaining the ability to independently analyze each investment opportunity.  The Adviser and Sub-Adviser expect that their longstanding investing relationships may help source quality investments.

Direct investments can also represent excellent value for private equity investors. When offering direct investment opportunities, most fund managers do not levy the management fees or carried interest that is charged when the same investments are made through a fund (although such terms are typically reserved for large institutional investors that have an extensive relationship with the relevant manager). For investors that have access, direct investments can help to build a diversified portfolio at a lower cost than traditional fund investments and, by eliminating a fee layer, at a significantly lower cost than funds of funds.

•
Listed private equity. Listed private equity companies are typically regulated vehicles listed on a public stock exchange that either invest in private equity transactions or funds or act as sponsors, advisers or holding companies of underlying private equity funds.  Such vehicles may take the form of corporations, business development companies, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, buyout, venture, or growth capital investments. Listed private equity may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Listed private equity investments usually have an indefinite duration.

Listed private equity occupies a small niche within the public equity universe, and there are few professional investors who focus on and actively trade such vehicles. As a result, relatively little market research is performed on listed private equity companies, only limited public data is available regarding these vehicles and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies, and may offer opportunities to specialists that can value the underlying private equity investments.

Listed private equity vehicles are typically liquid and capable of being traded daily, in contrast to private equity funds and direct investments, in which capital is subject to lengthy holding periods. Accordingly, listed private equity transactions are significantly easier to execute than other types of private equity investments, giving investors an opportunity to efficiently adjust the investment level of their portfolios.

Private Equity Sub-Strategies

In practice, the term private equity often refers generically to four distinct strategies of investing 1) venture capital / growth capital 2) buyouts 3) mezzanine debt and 4) distressed debt.  These four distinct investment strategies are broadly referred to as private equity sub-strategies.  In addition, private equity investments that do not cleanly fit into any of the four sub-strategies presented above are commonly referred to as Special Situations.

•
Venture Capital / Growth Capital.  Minority investments in new and emerging companies are usually broadly classified as venture capital.  Such investments are often in companies that are small, underdeveloped and often have products or services that are not yet proven or accepted in the marketplace.  Venture capital funds may finance companies along the full path of development or focus on certain phases of development (usually classified as seed, early stage, or late stage).  In addition, minority investments in established companies that are growing rapidly are often classified as Growth Capital.  Growth Capital is similar to late stage venture capital.  However, whereas venture capital is often used by technology-oriented companies, growth capital is used by companies in a wide range of industries, including traditional manufacturing, service and distribution.  A large portion of private equity investing in Asia and Emerging Markets is Growth Capital.  In addition, the term Growth Capital is also referred to for most private equity investing in Growth markets such as China and India, even though some of the companies may in fact be well established cash flow positive companies.  This is because they have strategies to capture the growth potential of those markets which as a whole or in a sub-sector are seeing substantial growth, and this is the major factor in the value creation for the private equity firm investing in such markets and companies.

•
Buyouts.  Control investments in established, cash flow positive companies primarily in mature economies, typically using leverage as a key component to create value are usually classified as buyouts, leveraged buyouts or “LBOs.”  In some instances, the existing management team participates in the buyout and continues to run the business.  In other instances, the management team is replaced by the private equity investor.  Buyouts represent a significant portion of all capital raised in the overall private equity marketplace.  Buyouts typically involved the use of debt financing, or leverage, as part of the purchase price to acquire the target company.

•
Mezzanine Debt.  Debt investments that exhibit characteristics of both debt and equity are commonly classified as mezzanine debt.  Mezzanine investments pay interest and amortize, like traditional debt.  In addition, in some instances mezzanine investments have warrants to the recipient company’s equity, which means that the mezzanine investors hold some claim to the equity.  As a result, mezzanine has the potential for higher returns than most traditional senior debt provided by lenders such as banks.

•
Distressed Debt.  Investments in the debt of companies that encounter financial difficulties and demonstrate some difficulty in making routine debt payments are often classified as distressed debt investments.  Investments are often made with the intention of gaining control of the business and taking an active role to restructure the business.  It is common for investors of distressed debt to work within the framework of the bankruptcy process, with the ultimate goal of converting the debt into equity, or ownership, in the target business.  Candidates for distressed debt investing include well established companies with mismanaged capital structures, yet with viable business models.

•
Special Situations.  Opportunistic investments in privately negotiated transactions that generally do not fit any of the sub-strategies described above are considered Special Situation investments.  Examples of Special Situations include investments in energy, mining, utilities, real estate, and infrastructure assets.

The basic characteristics for each sub-strategy vary, particularly with respect to 1) risk and return parameters, 2) the role of the private equity manager (when applicable) after the investment is made, 3) the expected duration of the investment, and 4) the use of different securities within the capital structure.  The following table compares and contrasts the four sub-strategies using these parameters.

Venture Capital / Growth Capital	Greatest return potential, with highest risk. Risk of total loss is high in early stage companies in later stage companies the risk is more moderate.	Very active; often VC / Growth investors are former entrepreneurs and senior level managers who work closely with the company on all elements of business formation and expansion Minority ownership
Tends to be long for early stage companies, with multiple rounds of financing expected for most investments
Typical hold for VC investor is 5-7 years, whereas Growth investments tend to average 3-5 years
Equity – preferred or common stock
Buyouts	High returns Moderate to high risk	Emphasis on financial structuring, efficiency and motivating/retaining strong management teams Majority ownership	Average hold is 3-5 years Potential for early return of some capital via financing events	Equity – preferred or common stock
Mezzanine Debt	Moderate returns Moderate risk	Little active management Emphasis on financing structure Ease of use Minority ownership, if any	Average hold is 3-5 years Some capital returned early from cash coupon payments	High yielding debt, with upside potential from warrants
Distressed Debt	Moderate to high returns High risk	Often seeking control Skilled at guiding companies through bankruptcy proceedings, restructuring businesses, and elevating efficiency of operations	Average hold is 3-5 years Potential for early return of some capital via financing events	Initially purchase company debt – often convert to equity via bankruptcy proceeding
Special Situations	Moderate to high returns Moderate to high risk	Emphasis on financial structuring and asset efficiency Degree of manager involvement varies	Average hold of 4 to 10 years Tends to be longer duration on average	Equity or debt

Two critical factors to consider in private equity, particularly relative to buying shares of a publicly traded company, are 1) how the invested money is used by the company that receives the private equity investment, and 2) what stage of development the recipient company has already achieved.  A private equity investment is actively used by the management of the recipient company and/or the private equity investor to change the course of the company’s growth and development.

The pre-existing development of the company that receives a private equity investment typically defines which sub-strategy is at work.  For example, a venture capital investment is typically made in a young company whose potential is still uncertain.  Companies that receive venture capital may be less than one year old, may have no revenue, and usually are not earning a profit.  The risks are high.  On the other hand, a private equity investment in a mature business, one that has operated for generations, is usually in the form of a buyout or growth capital investment.  Companies that are buyout candidates typically have established business models, stable cash flows, tangible assets on their balance sheets, and can range from regional family-owned companies to large, multi-national organizations.  In this case, the risks and return potential are much different than those of the venture capital investment.

INVESTMENT PROCESS OVERVIEW

Strategic Asset Allocation

The first phase of the investment process involves strategic asset allocation, which is designed to provide a framework for the Master Fund’s long-term diversification. The strategic asset allocation addresses various dimensions of the global private equity market, such as: (i) primary, secondary, direct and listed private equity investments; (ii) buyout, venture capital / growth capital, mezzanine debt, distressed debt, and other special situations; and (iii) investments focused in North America, Europe, Asia and Emerging Markets. Asset allocations stems from top-down, macroeconomic analysis that incorporates the Adviser’s and Sub-Adviser’s beliefs about the distinct risk, return and correlation characteristics of different private equity investments.

As a result of the review of strategic asset allocation, the Adviser and Sub-Adviser will attempt to seek sectors of the private equity marketplace that exhibit a reasonable relationship between demand for and supply of investment capital, anticipate trends in the private equity marketplace, and avoid overweighting highly competitive sectors or geographies that might not offer the best risk reward potential.

Additionally, due to the unique and complex cash flow patterns of different types of private equity investments, the Fund’s strategic asset allocation considers the Fund’s commitment strategy, which is designed to keep the Master Fund substantially invested where possible by making commitments based on anticipated future distributions from investments and other cash flow events.  Based on its analysis, the Adviser and Sub-Adviser establish strategic allocation ranges and a corresponding commitment strategy. Over time, the allocation ranges and commitment strategy may be adjusted based on the Adviser’s and Sub-Adviser’s analysis of the private equity market, the Master Fund’s existing portfolio at the relevant time or other pertinent factors.

The Master Fund’s initial asset allocation is generally expected to be as follows:

Range
Investment Type
Primary investments	20-70%
Secondary investments	10-50%
Co-investments	10-50%
Listed Private Equity	0-40%
Cash	0-20%

Financing Stage
Venture capital / growth capital	20-70%
Buyouts	20-70%
Mezzanine debt	0-20%
Distressed debt	0-30%
Special situations	0-15%

Geographic Region
North America	20-40%
Europe	25-45%
Emerging Asia (largely India and China)	25-50%
Rest of the World (“ROW”)	0-20%

Comparative Analysis

The second step of the investment process is to proactively identify and source a large number of private equity investments across different investment types, sub-strategies, and geographic regions.  The Adviser and Sub-Adviser use a number of standardized proprietary tools to compare investments and evaluate the investments’ relative positioning in the market place.  Standardized screening is a pre due diligence phase of the investment process and allows for comparative analysis across investments.  The key comparison parameters include management and incentives, investment strategy or business model, track record analysis, moral hazard, adverse selection, potential conflicts of interest, specific terms related to the investment, and the supply and demand of capital related to the specific strategy.  The Adviser and Sub-Adviser will attempt to use this analysis to identify the investments with the most attractive risk and reward characteristics in each segment of the private equity market.

Investments that appear to meet the initial due diligence requirements are documented in a formalized report to the Investment Committee, which will determine whether to perform detailed due diligence on the opportunity.  The Investment Committee could instruct the Adviser and Sub-Adviser to discontinue the analysis of the investment, or provide specific information and guide lines for the Adviser and Sub-Adviser to seek upon the initiation of the second, more detailed phase of due diligence.

Investment Selection

The final step in the investment process is the selection of investments.  The investment decision making process is guided by a rigorous due diligence process that involves a detailed analysis of various aspects of each opportunity, including both qualitative and quantitative assessments, as well as initial feedback from the Investment Committee.  Various proprietary tools are used to better understand market trends, potential return scenarios and/or the historical or anticipated sources of value creation for an investment.  The due diligence verification process is generally based upon information such as interviews with key personnel, reference checks targeting key personnel, on-site visits, track record analysis.  During this process, the Adviser and Sub-Adviser will seek a deeper understanding of aspects such as the investment strategy of the fund (or business model of the company), the management team involved with the investment, the operational effectiveness of the fund, the competitive advantage of the investment, the fund’s historical track record and valuation procedures.  In conjunction with the commercial due diligence process, the tax treatment and legal terms of the investment are considered.  After resolving all open issues and negotiating terms, a final Investment Proposal is prepared and presented to the Investment Committee, which finally approves or declines the investment.

Portfolio Monitoring

Post investment, the Investment Committee seeks to monitor the portfolio through ongoing interaction with the managers represented in the Master Fund’s portfolio.  This interaction facilitates ongoing portfolio analysis and resolution of issues such as strategy drift, loss of key team members or proposed changes in constituent documents.  It also provides ongoing due diligence feedback, which can be extremely valuable as additional investments with a particular manager are considered.

INVESTMENT POLICIES

Commitment Strategy and Liquidity Management

The Adviser intends to manage the Master Fund’s commitment strategy with a view towards achieving attractive risk-adjusted returns, maintaining a high investment level, and managing liquidity. As noted above, commitments to Portfolio Funds are generally not immediately invested. Instead, committed amounts are drawn down and invested over time, as underlying investments are identified by the relevant manager – a process that may take a period of several years.  During this period, investments made early in the Portfolio Fund’s life are often realized (generating distributions to the Master Fund) even before the committed capital has been fully drawn. As a result, without an appropriate commitment strategy a significant investment position could be difficult to achieve.

Accordingly, the commitment strategy will aim to keep the Master Fund substantially invested where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors. To forecast portfolio cash flows, the Adviser will utilize a proprietary quantitative model that incorporates historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and Sub-Adviser’s investment professionals.

The Adviser intends to use a range of techniques to reduce the risk associated with the commitment strategy. These techniques may include, without limitation:

•	Actively managing cash and liquid assets; and

•	Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

The Master Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.  Over time, during normal market conditions, it is generally not expected that the Master Fund will hold more than 10% of its net assets in cash or cash equivalents for extended periods of time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Master Fund’s assets on the Master Fund's behalf.

There can be no assurance that the objectives of the Master Fund with respect to liquidity management will be achieved or that the Master Fund’s portfolio design and risk management strategies will be successful. Prospective investors should refer to the Section entitled “Certain Risk Factors,” for a discussion of the risks associated with the investment strategy and structure of the Fund.

Borrowing by the Fund and the Master Fund

Each of the Fund and the Master Fund may borrow money to pay operating expenses, including, without limitation, investment management fees, or to fund repurchases of Units or interests in the Master Fund, as applicable.  In addition, the Master Fund may borrow money to purchase portfolio securities or for other portfolio management purposes.  Such borrowing may be accomplished through credit facilities or derivative instruments or by other means.  The use of borrowings for investment purposes involves a high degree of risk.  Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have an asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The Master Fund is subject to the same limitation with respect to borrowing.  In determining the amount of the Fund’s asset coverage, the Fund is required to “look through” to the borrowings of the Master Fund.  The Investment Company Act also provides that each of the Fund and the Master Fund may not declare distributions, or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable.  The foregoing requirements do not apply to Portfolio Funds in which the Master Fund invests unless such Portfolio Funds are registered under the Investment Company Act. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money.  The Master Fund Board may make similar modifications with respect to the Master Fund.  The rights of any lenders to the Fund or the Master Fund to receive payments of interest or repayments of principal will be senior to those of the Members and the Master Fund’s members, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Fund or the Master Fund.

Additional Methods of Investing in Portfolio Funds; Withdrawal from the Master Fund

The Master Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund.  There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Master Fund or where the Adviser elects for other reasons to invest indirectly in a Portfolio Fund (including, without limitation, restrictions of the Investment Company Act).  On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Master Fund may invest in a Portfolio Fund indirectly, such as by purchasing a structured note or entering into a swap or other contract paying a return tied to the return of a Portfolio Fund.  In the case of a structured note or a swap, a counterparty would agree to pay to the Master Fund a return based on the return of the Portfolio Fund, in exchange for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund.  Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty.  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s, and therefore the Fund’s, investment.  There can be no assurance that the Master Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Master Fund’s, and therefore the Fund’s, value may decrease as a result of such indirect investment.  When the Master Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Master Fund may be subject to additional regulations.

In the event that the Board determines that it is in the best interest of the Fund, the Board may elect to withdraw all of the Fund’s assets from the Master Fund.  Following any such withdrawal, or the dissolution of the Master Fund, the Board may elect, subject to any necessary approval of the Members pursuant to the Investment Company Act, to invest in another pooled investment entity, retain the Adviser to manage the Fund’s assets in accordance with its investment objective, or dissolve the Fund.  Any withdrawal by the Fund of its interests in the Master Fund will be subject to the Master Fund’s determination to repurchase interests in the Master Fund.  See “REPURCHASES OF INTERESTS.”  The Fund’s investment performance may be adversely affected by a withdrawal of its assets from the Master Fund.

Additional Investment Policies

Hedging Techniques

From time to time in its sole discretion, the Adviser may employ various hedging techniques in an attempt to reduce certain potential risks to which the Master Fund’s portfolio may be exposed.  These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts.  The Master Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.

To the extent that the Master Fund’s potential exposure in a transaction involving options, rate caps, floors or collars, or futures or forward contracts is covered by the segregation of cash or liquid assets or otherwise, the Fund and the Master Fund believe that such instruments do not constitute senior securities under the Investment Company Act and, accordingly, will not treat them as being subject to the borrowing restrictions of the Fund and the Master Fund.

There are certain risks associated with the use of such hedging techniques.  See “INVESTMENT RELATED RISKS—Hedging.”

Temporary and Defensive Strategies

The Master Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions.  Any such temporary or defensive positions could prevent the Master Fund and the Fund from achieving their investment objective.  In addition, the Master Fund may, in the Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Master Fund or other operational needs, or otherwise in the sole discretion of the Adviser.  Subject to applicable law, the Fund may hold cash, cash equivalents, certain other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Fund or other operational needs.    See “USE OF PROCEEDS.”

INVESTMENT PERIOD

The Master Fund’s investment period (the “Investment Period”) is three years following the final closing of the Master Fund (which is expected to occur on the same date as the Final Closing of the Fund).

TERM

Each of the Fund and the Master Fund will continue until the date that is ten years from the date of the Final Closing, unless terminated earlier pursuant to the terms of the applicable LLC Agreement.  The term may be extended for two one-year periods in the discretion of the Board or the Master Fund Board, as applicable.

GENERAL RISKS

The following are certain risk factors that relate to the operations and terms of the Fund and the Master Fund.

Recently Organized Fund; Limited Operating History

The Fund and the Master Fund are recently formed entities and have no independent operating histories upon which prospective investors in the Fund can evaluate their likely performance.  Similarly, many of the Portfolio Funds or other investment vehicles in which the Master Fund invests have limited operating histories.  In addition, the information the Master Fund will obtain about a Portfolio Fund or other investment vehicle may be limited.  As such, the ability of the Adviser to evaluate past performance or to validate investment strategies of such Portfolio Fund or other investment vehicle will be limited.  Moreover, even to the extent a Portfolio Fund or other investment vehicle has a longer operating history, the past investment performance of any of the Portfolio Funds or other investment vehicles should not be construed as an indication of the future results of the Portfolio Funds or other investment vehicles, the Master Fund or the Fund and the investment professionals within the Portfolio Funds or other investment vehicles may change over time.  This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the Portfolio Funds that is not, and cannot be, independently verified.  Further, the results of other funds or accounts managed by the Adviser, which have or have had an investment objective similar to or different from that of the Fund and the Master Fund may not be indicative of the results that the Fund and the Master Fund may achieve.

Master-Feeder Structure

The Fund and the Master Fund are part of a “master-feeder” structure.  The Master Fund expects to accept investments from other investors, including other investment vehicles that are managed or sponsored by the Adviser and/or Sub-Adviser, or an affiliate thereof, which may or may not be registered under the Investment Company Act.  Because each feeder fund can set its own transaction minimums, feeder-specific expenses and other conditions, one feeder fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than the Fund.  Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund will have more voting power than the Fund over the operations of the Master Fund. If other feeder funds tender for a significant portion of their interests in a repurchase offer, the assets of the Master Fund will decrease. This could cause the Fund’s expense ratio to increase to the extent contributions to the Master Fund do not offset the cash outflows.

Closed-End Fund; Limited Liquidity

Each of the Fund and the Master Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle.  You should not invest in this Fund if you need a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.  In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds.  In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities.  The Adviser believes that unique investment opportunities exist in the market for Portfolio Funds.  However, these investments are often illiquid, and an open-end fund’s ability to make such investments is limited.

Reporting Requirements

Members who beneficially own Units that constitute more than 5% or 10% of the Fund’s Units will be subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  These include requirements to file certain reports with the SEC.  The Fund has no obligation to file such reports on behalf of such Members or to notify Members that such reports are required to be made.  Members who may be subject to such requirements should consult with their legal advisors.

Units Not Listed

The Fund does not intend to list its Units for trading on any national securities exchange.  There is no secondary trading market for Units, and none is expected to develop.  Units are, therefore, not readily marketable.  Because the Fund is a closed-end investment company, its Units will not be redeemable at the option of Members and they will not be exchangeable for interests of any other fund.    An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Units and the underlying investments of the Fund.  Also, because Units will not be listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members unless called for under the provisions of the Investment Company Act.

Non-Diversified Status

The Fund and the Master Fund are “non-diversified” management investment companies.  That means that neither the Fund nor the Master Fund are subject to limitations under the Investment Company Act on the percentage of its assets that may be invested in the securities of any one issuer, market segment or Portfolio Fund. Although the Adviser and Sub-Adviser will follow a general policy of seeking to invest the Master Fund’s capital among multiple Portfolio Funds, it may depart from such policy from time to time and one or more Portfolio Funds may be allocated a relatively large percentage of the Master Fund’s assets, although upon conclusion of the Investment Period the Adviser and Sub-Adviser generally will not have invested more than 25% of the Master Fund’s total assets with any single Portfolio Fund at the time of investment.  Consequently, losses suffered by the Portfolio Funds could result in a higher reduction in the Master Fund’s, and therefore the Fund’s, capital than if such capital had been more proportionately allocated among a larger number of Portfolio Funds.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund.  For example, the regulatory and tax environment for derivative instruments in which Portfolio Fund Managers may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Master Fund and the ability of the Master Fund to pursue its investment strategies.  Similarly, the regulatory environment for leveraged investors and for private equity funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or private equity funds may materially adversely affect the ability of the Fund and the Master Fund to pursue its investment objective or strategies.

There are risks associated with the tax aspects of an investment in the Fund that are complex and will not be the same for all prospective investors.  In addition, there may be special concerns for investors subject to special regulations.  The Members may have differing investment, tax, and other interests with respect to their investments in the Fund.  Members may be impacted differently by, among other things, the nature of investments, the structuring of investments, and the timing of disposition of investments.  As a result, decisions made by the Fund may be more beneficial for one Member than for another, especially with respect to a Partner’s individual tax situation.  In making decisions, the Adviser will consider the investment and tax objectives of the Fund, and not the investment, tax, or other objectives of any limited partner individually.  Potential investors in the Fund are urged to consult with their tax advisors with reference to their own tax position.

SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE

This section discusses certain risks related to the fact that the Master Fund invests in Portfolio Funds.

Investments in the Portfolio Funds Generally

Because the Master Fund invests in Portfolio Funds, a Member’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Master Fund assets that are invested in each Portfolio Fund.  The net asset value of the Fund may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest.  Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund Managers are described under “INVESTMENT RELATED RISKS” below.

Portfolio Funds Not Registered

The Fund and the Master Fund are registered as investment companies under the Investment Company Act.  However, the underlying portfolio companies in which the Master Fund invests, i.e., the Portfolio Funds, generally will not be registered as investment companies under the Investment Company Act and, therefore, the Master Fund will not have the benefit of various protections afforded by the Investment Company Act with respect to its investments in Portfolio Funds. In addition, many Portfolio Fund Managers will not be registered as investment advisers under the Advisers Act in reliance on certain exemptions from registration under that Act. In such cases, Portfolio Fund Managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers.

Portfolio Funds Are Generally Non-Diversified

While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits.  Portfolio Funds may at certain times hold large positions in a relatively limited number of investments.  Portfolio Funds may target or concentrate their investments in particular markets, sectors, or industries.  Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.  As a result, the net asset values of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the net asset values of the Master Fund and the Fund.

Valuation of the Master Fund’s Interests in Portfolio Funds

The valuation of the Master Fund’s investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Fund Managers of such Portfolio Funds, which valuations are not audited.  Securities in which the Portfolio Funds invest will generally not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers.  Valuations of the securities may be subjective and could prove in hindsight to have been wrong, and at times by significant amounts.  The Master Fund and the Fund will establish a joint committee, comprised of representatives of the Adviser and the Sub-Adviser, approved by both the Board and the Master Fund Board to oversee the valuation of the Fund’s and Master Fund’s investments (the “Valuation Committee”).  Although prior to investing in any Portfolio Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by such Portfolio Fund, no assurances can be given that the Adviser will be given access to necessary aspects of the Portfolio Fund’s systems, that such due diligence review will ascertain whether accurate valuations will be provided by such Portfolio Funds to the Adviser, that the Portfolio Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Master Fund.  Moreover, neither the Valuation Committee nor the Adviser will generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Portfolio Fund Managers.  In addition, the net asset values or other valuation information received by the Valuation Committee from a Portfolio Fund are typically estimated, and may be subject to later adjustment or revision by the Portfolio Fund.  Any such adjustment or revision will result in either an increase or decrease in the net asset values of the Master Fund and the Fund at the time that the Master Fund is provided with information regarding the adjustment.

If a Portfolio Fund Manager’s valuations are consistently delayed or inaccurate, the Adviser will consider whether the Portfolio Fund continues to be an appropriate investment for the Master Fund.  However, the Adviser may elect in its sole discretion to have the Master Fund retain its investment in the Portfolio Fund.  The Portfolio Fund Manager’s information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error.  In any case, the Master Fund may not uncover errors for a significant period of time.  Even if the Adviser elects to cause the Master Fund to sell its interests in such a Portfolio Fund, the Master Fund may be unable to sell interests in such a Portfolio Fund quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time.  In such a case, such interests would continue to be valued without the benefit of the Portfolio Fund Manager’s valuations, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero, if deemed to be the fair value of such holding.

Members should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Master Fund and the Fund if the Portfolio Fund Manager’s, the Adviser’s or the Master Fund’s judgments regarding valuations should prove incorrect.  Persons who are unwilling to assume such risks should not make an investment in the Fund.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Portfolio Funds may be limited or unavailable, an investor who meets the conditions imposed by a Portfolio Fund may be able to invest directly with the Portfolio Fund.  By investing in Portfolio Funds indirectly through the Fund and the Master Fund, the investor bears asset-based and performance-based fees charged by the Fund and the Master Fund, in addition to any asset-based fees and performance-based fees and allocations at the Portfolio Fund level.  Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things, offering expenses, operating costs and administrative fees) and, indirectly, similar expenses of the Master Fund and the Portfolio Funds.  Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Portfolio Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

Each Portfolio Fund generally will be subject to a carried interest irrespective of the performance of other Portfolio Funds and the Master Fund and the Fund generally.  Accordingly, a Portfolio Fund Manager to a Portfolio Fund with positive performance may receive performance-based compensation from the Portfolio Fund, and thus indirectly from the Fund and its Members, even if the overall performance of the Master Fund and the Fund is negative.  Generally, fees payable to Portfolio Fund Managers of the Portfolio Funds will range from 1% to 3% (annualized) of the commitment amount of the Master Fund’s investment, and carried interests generally range from 15% to 30%, although it is possible that such ranges may be exceeded for certain Portfolio Fund Managers.  The performance-based compensation received by a Portfolio Fund Manager also may create an incentive for that Portfolio Fund Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation.  Such compensation may be based on calculations of realized and unrealized gains made by the Portfolio Fund Manager without independent oversight.

Inability to Vote

In order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions, the Master Fund intends to own less than 5% of the voting securities of each Portfolio Fund.  This limitation on owning voting securities is intended to ensure that a Portfolio Fund is not deemed an “affiliated person” of the Master Fund for purposes of the Investment Company Act, which may, among other things, potentially impose limits on transactions with the Portfolio Funds, both by the Master Fund and other clients of the Adviser.  To limit its voting interest in certain Portfolio Funds, the Master Fund may enter into contractual arrangements under which the Master Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund.  Other Portfolio Funds or accounts managed by the Adviser may also waive their voting rights in a particular Portfolio Fund.  Subject to the oversight of the Master Fund Board, the Adviser and Sub-Adviser will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested by the Master Fund and its other clients in the particular Portfolio Fund.  These voting waiver arrangements may increase the ability of the Master Fund and other clients of the Adviser to invest in certain Portfolio Funds.  However, to the extent the Master Fund contractually forgoes the right to vote the securities of a Portfolio Fund, the Master Fund will not be able to vote on matters that require the approval of the interestholders of the Portfolio Fund, including matters adverse to the Master Fund’s and the Fund’s interests.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in some situations where the Master Fund owns less than 5% of the voting securities of a Portfolio Fund.  In these circumstances, transactions between the Master Fund and a Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Master Fund has entered into a voting waiver arrangement.

Portfolio Fund Managers Invest Independently

The Portfolio Fund Managers generally invest wholly independently of one another and may at times hold economically offsetting positions.  To the extent that the Portfolio Fund Managers do, in fact, hold such positions, the Master Fund’s, and therefore the Fund’s, portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions.  In addition, Portfolio Fund Managers are compensated based on the performance of their portfolios.  Accordingly, there often may be times when a particular Portfolio Fund Manager may receive incentive compensation in respect of its portfolio for a period even though the Master Fund’s and the Fund’s net asset values may have decreased during such period.  Furthermore, it is possible that from time to time, various Portfolio Fund Managers selected by the Adviser and Sub-Adviser may be competing with each other for the same positions in one or more markets.  In any such situations, the Fund could indirectly incur certain transaction costs without accomplishing any net result.

Limitations on Ability to Invest in Portfolio Funds

In the event that the Master Fund is able to make investments in Portfolio Funds only at certain times, the Master Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds.  During the time that the Master Fund’s assets are not invested in Portfolio Funds, that portion of the Master Fund’s assets may not be used to pursue the Fund’s and the Master Fund’s investment objective.

Indemnification of Portfolio Funds and Portfolio Fund Managers

The Master Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of interests in the Master Fund by the Master Fund.  Notwithstanding the above, the Master Fund will not indemnify any Portfolio Fund Manager or its respective officers, directors, and affiliates from any liability, damage, cost, or expense to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of such person’s reckless disregard of its obligations and duties to the Master Fund.

INVESTMENT RELATED RISKS

This section discusses the types of investments that are expected to be made by the Portfolio Funds, the Master Fund or the Fund, as indicated, and the principal risks associated with such investments.  It is possible that a Portfolio Fund or the Master Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks.

Portfolio Fund Operations Not Transparent

The Adviser and Sub-Adviser may not be able to control the investments or operations of the Portfolio Funds.  A Portfolio Fund Manager may employ investment strategies that differ from its past practices and are not fully disclosed to the Adviser and Sub-Adviser and that involve risks that are not anticipated by the Adviser and Sub-Adviser.  Some Portfolio Fund Managers may have a limited operating history and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund. Furthermore, notwithstanding the Adviser’s risk monitoring of the Portfolio Fund Managers and the Portfolio Funds, there is no guarantee that the information given to the Administrator and reports given to the Adviser with respect to the Master Fund’s investments will not be fraudulent or inaccurate or incomplete.

Concentration of Investments

The core positions of any Portfolio Fund’s and/or Master Fund’s investment portfolio may consist of a limited number of companies and may be concentrated in a particular industry area or group. There are no limitations as to the amount of Master Fund assets that may be invested in any one Portfolio Fund (although upon conclusion of the Investment Period the Adviser and Sub-Adviser generally will not have invested more than 25% of the Master Fund’s total assets with any single Portfolio Fund at the time of investment), indirectly in any single industry (although the Master Fund may not invest 25% or more of the value of its total assets in any single industry or in Portfolio Funds that, in the aggregate, have investment programs that focus on investing in any single industry) or in any issuer. Accordingly, the Master Fund’s investment portfolio may at times be significantly concentrated, both as to industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Master Fund’s investment portfolio.

Derivative Instruments

Some or all of the Portfolio Fund Managers, the Adviser and Sub-Adviser (subject to applicable law) may use swaps, futures contracts, forward agreements and other derivatives contracts in managing the assets of the Portfolio Funds and the Master Fund, respectively. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Master Fund or the Portfolio Funds could present significant risks, including the risk of losses in excess of the amounts invested.

Defaulted Debt Securities and Other Securities of Distressed Companies

The Portfolio Fund Managers and/or the Adviser and Sub-Adviser may invest a Portfolio Fund’s assets in low grade or unrated debt securities (“high yield” or “junk” bonds) or in securities of distressed companies. Such investments involve highly significant risks. High yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Investment in such securities involves substantial risk. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. The risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to the creditors of the issuer.  Investment in securities of distressed companies involves highly significant risks. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Valuation of Illiquid Securities and Derivative Positions

Certain securities in which the Portfolio Funds and/or Master Fund may invest and many of the derivative positions into which the Portfolio Funds and the Master Fund are likely to enter may not have a readily ascertainable market price. Such securities and derivative positions nevertheless will be valued by the Fund’s Valuation Committee.  The Administrator and the Adviser will, however, attempt to confirm such valuations, to the extent practicable, based on one or more unaffiliated recognized pricing authorities, if available, and other available information. For certain securities or instruments, the Master Fund may have to rely upon the valuations provided by the Portfolio Fund Managers due to the unavailability of any independent pricing source to verify the valuations provided by the Portfolio Fund Managers.

Unspecified Investments

The Adviser and Sub-Adviser have complete discretion to select investments for the Master Fund as investment opportunities arise. The Fund, and, accordingly, Members, must rely upon the ability of the Adviser and Sub-Adviser to identify and implement investments for the Master Fund consistent with the Fund’s investment objective.  Members will not receive or otherwise be privy to due diligence or risk report information prepared by or for the Adviser or Sub-Adviser in respect of the Portfolio Funds or other investments.

Leverage

The Portfolio Funds and the Master Fund may employ leverage through borrowings  (including transactions entered into on margin) and through the use of options, futures contracts, swap transactions, repurchase agreements and other derivative instruments. The Master Fund and the Fund are subject to the Investment Company Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This means that at any given time the value of the Master Fund’s or Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits do not apply to the Portfolio Funds and, therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Funds.

Nature of Portfolio Companies

The Portfolio Funds’ investments will include direct and indirect investments in various companies, ventures and businesses (“Portfolio Companies”). This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Portfolio Funds’ and Master Fund’s investments may also include Portfolio Companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of these individuals may adversely affect the performance of such Portfolio Companies.

Economic, Political and Legal Risks

The Master Fund’s investments (both direct and indirect) will be made in a number of countries, including less developed countries, exposing investors to a range of potential economic, political and legal risks, which could have an adverse effect on the Fund. These may include but are not limited to declines in economic growth, inflation, deflation, currency revaluation, nationalization, expropriation, confiscatory taxation, governmental restrictions, adverse regulation, social or political instability, negative diplomatic developments, military conflicts, and terrorist attacks.

Investors should note that the private equity markets in countries where the Master Fund’s investments are made may be significantly less developed than the United States. Certain investments may be subject to extensive regulation by national governments and/or political subdivisions thereof, which prevent the Master Fund, or the Portfolio Funds from making investments they otherwise would make, or to incur substantial additional costs or delays that they otherwise would not suffer. Such countries may have different regulatory standards with respect to insider trading rules, restrictions on market manipulation, shareholder proxy requirements and/or disclosure of information. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for investors, including the Master Fund and the Portfolio Funds. Any such laws or regulations may change unpredictably based on political, economic, social, and/or market developments.

Currency Risk

The Master Fund’s investments (both direct and indirect) may be made in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Master Fund’s investments are denominated against the U.S. dollar may result in a decrease in value of the Fund’s net assets. The Adviser and the Sub-Adviser do not plan to hedge the value of investments made by the Master Fund against currency fluctuations, and even if the Adviser and the Sub-Adviser deem hedging appropriate, it may not be possible or practicable to hedge currency risk exposure. Accordingly, the performance of the Fund could be adversely affected by such a decline.

Risks Relating to Accounting, Auditing and Financial Reporting, etc

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Master Fund’s investments (both direct and indirect) may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States.  Although the Fund and the Master Fund will be using United States generally accepted accounting principles (“U.S. GAAP”), the assets, liabilities, profits and losses appearing in published financial statements of the Master Fund’s investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP.

In addition, certain of the Portfolios Funds’ investments may be in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting or internal audit procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Master Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Master Fund and the Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the value of the Fund.

Termination of the Master Fund’s Interest in a Portfolio Fund

A Portfolio Fund may, among other things, terminate the Master Fund’s interest in that Portfolio Fund if the Master Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Master Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

RISKS SPECIFIC TO SECONDARY INVESTMENTS

Expenditure of Additional Costs and Resources

The costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Contingent Liabilities Associated with Portfolio Funds Acquired in Secondary Transactions

Where the Master Fund acquires a Portfolio Fund interest as a secondary investment, the Master Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller of a Portfolio Fund interest has received distributions from the Portfolio Fund and, subsequently, the Portfolio Fund recalls any portion of such distributions, the Master Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Fund. While the Master Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Master Fund would prevail in such claim.

Limited Selectivity of Investments

The Master Fund may purchase certain secondary investments as a group and the Master Fund may not be able to carve out from such purchases those investments that the Adviser and Sub-Adviser considers (for commercial, tax, legal or other reasons) less attractive.

Purchases of Secondary Investments Based on Available Information

The overall performance of the Master Fund’s secondary investments will depend in large part on the acquisition price paid for such secondary investments, which may be negotiated based on incomplete or imperfect information.

Limited Ability to Negotiate Terms of Portfolio Fund Constituent Documents

Where the Master Fund acquires a Portfolio Fund interest as a secondary investment, the Master Fund may have limited or no ability to modify or amend such Portfolio Fund’s constituent documents (e.g. limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired.

Risks Relating to Secondary Investments Involving Syndicates

The Master Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Master Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputational risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

Changes in Investment Approach

The Portfolio Fund Managers could materially alter their trading strategy from time to time without notice to the Master Fund.

Limits of Risks Disclosure

The above discussions and the discussions in the SAI relating to various risks associated with the Fund and Units, the Master Fund, and the Portfolio Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund.  Prospective investors should read this entire Memorandum, the SAI, and the LLC Agreement and should consult with their own advisers before deciding whether to invest in the Fund.  In addition, as the Fund’s and the Master Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Portfolio Fund will be successful, that the various Portfolio Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objectives.

OUTSTANDING SECURITIES

As of the date of this Memorandum there were no outstanding Units of the Fund.

INVESTOR QUALIFICATIONS

Each prospective investor in the Fund will be required to certify that it is a U.S. person for federal income tax purposes and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended, and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act.  A natural person must generally have (i) a net worth of $1,500,000, or (ii) $1,000,000 and have at least $750,000 of his or her assets under the investment management of the Adviser or its affiliates, and a company must generally have total assets in excess of $5,000,000.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.”  The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.  Existing Members who wish to request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to the additional purchase.  An investment in the Fund may not be appropriate for certain types of tax-exempt entities, including Charitable Remainder Unitrusts, or CRUTs.  Tax-exempt entities should consult with their tax advisers prior to making an investment in the Fund.

REPURCHASES OF INTERESTS

No Right of Redemption

No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem its Units.  No public market exists for Units, and none is expected to develop.  Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below, or through the receipt of distributions by the Fund.

Periodic Repurchases

The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Adviser, the Sub-Adviser and their affiliates, pursuant to written tenders by Members.  However, because all or substantially all of the Fund’s assets will be invested in the Master Fund, the Fund will generally find it necessary to liquidate a portion of its interest in the Master Fund in order to satisfy repurchase requests.  Because interests in the Master Fund may not be transferred, the Fund may withdraw a portion of its interest in the Master Fund only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for interests in the Master Fund.

The Adviser anticipates recommending to the Master Fund Board that the Master Fund conduct repurchase offers of no more than 5% of the Fund’s net assets on or about June 30, 2013; December 31, 2013; June 30, 2014 and December 31, 2014.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.  Neither the Fund nor the Master Fund intend to conduct repurchases at any other times during the term of the Fund.

The Master Fund will make repurchase offers, if any, to all of the Master Fund’s members, including the Fund.  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund's repurchase offers.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Units.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Master Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether the Master Fund should offer to repurchase interests therein from its members pursuant to written requests, the Master Fund Board will consider the recommendation of the Adviser.  The Master Fund Board or the Board also may consider the following factors, among others, in determining whether to repurchase Units and the amount of Units therein to be repurchased:

•	whether any members of the applicable fund have requested to tender Units of such Fund or portions thereof to the Fund;

•	the working capital and liquidity requirements of the applicable Fund;

•	the relative sizes of the repurchase requests and the applicable Fund;

•	the past practice of the applicable Fund in repurchasing interests in such Fund;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	the anticipated tax consequences of any proposed repurchases of Units of the applicable Fund; and

•
in the case of the Master Fund Board, the Master Fund’s investment plans, the liquidity of its assets (including fees and costs associated with liquidating Portfolio Fund investments), and the availability of information as to the value of its interests in underlying Portfolio Funds.

Procedures for Repurchase of Units

Following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units.  The Master Fund is expected to employ substantially similar procedures in connection with the repurchase of interests in the Master Fund.

The Board will determine that the Fund will offer to repurchase Units pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Members.  The amount due to any Member whose Units are repurchased will be equal to the value of the Member’s capital account (or portion thereof being repurchased) based on the Fund’s net asset value as of the Valuation Date (as defined below), after reduction for all fees (including any Investment Management Fee, the Incentive Allocation, Servicing Fee, Administration Fees, any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased.  If the Board determines that the Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other information Members should consider in deciding whether and how to participate in such repurchase opportunity.  The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion.  The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Fund upon a repurchase of Units will be made in the form of the Promissory Note (as defined below).  The Fund does not generally expect to distribute securities (other than the Promissory Note) as payment for repurchased Units except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Master Fund has received distributions from Portfolio Funds in the form of securities that are transferable to the Master Fund’s members.  Securities which are distributed in-kind in connection with a repurchase of Units may be illiquid.  Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.  See “CALCULATION OF NET ASSET VALUE; VALUATION.”

In light of liquidity constraints associated with many of the Master Fund Investments and the fact that the Master Fund may have to liquidate interests in such investments to pay for interests in the Master Fund being repurchased in order to fund the repurchase of Units and due to other considerations applicable to the Fund and the Master Fund, the Fund expects to employ the following additional repurchase procedures:

•
The value of Units being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is approximately 65 days, but in no event earlier than 60 days, after the Expiration Date (the “Valuation Date”), and any such repurchase will be effected as of the day after the Valuation Date (the “Repurchase Date”).   As discussed above, and subject to the considerations described above, it is expected that there will be a Repurchase Date on or about June 30, 2013; December 31, 2013; June 30, 2014 and December 31, 2014.

•
As promptly as practicable after the Expiration Date, the Fund will give to each Member whose Units have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Units. The promissory note will be held by the Fund Administrator and available to the Member upon request. The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which such Valuation Date occurred.

•
The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for, among other things, the following payments.  The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 90% of the estimated value of the repurchased Units, determined as of the Valuation Date.  The initial Payment will be made on or before the ninetieth calendar day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund in order to satisfy the Initial Payment, the Initial Payment may be postponed until ten business days after the Fund has received at least 90% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”).  Similarly, when the Fund and other members of the Master Fund request the repurchase of a portion of their interests in the Master Fund, the Master Fund is entitled to postpone the payment in respect of any promissory note delivered thereto until ninety calendar days after the Master Fund has received at least 90% of the aggregate amount anticipated to be received through pending liquidations of Portfolio Fund interests in order to fund repurchases of interests in the Master Fund.

•
The second and final payment in respect of the Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which the Valuation Date of such repurchase occurred, above (2) the Initial Payment.  It is anticipated that the annual audit of the  financial statements of the Fund and the Master Fund will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•
Notwithstanding anything in the foregoing to the contrary, in the event that a Member has requested the repurchase of a portion of its Units which would result in such Member continuing to hold at least 5% of the aggregate value of its Units as of March 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 90th calendar day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund by the Master Fund in order to fund the repurchase of Units, such payment may be postponed until 90 calendar days after the applicable Master Fund Payment Date.  Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, above (2) the Initial Payment.  If, based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall decrease such Member’s capital account balance by the amount of any overpayment, or increase such Member’s capital account balance by the amount of any underpayment, as applicable, in each case as promptly as practicable following the completion of such audits and, if applicable, the making of a corresponding adjustment to the Fund’s capital account balance in the Master Fund.

The repurchase of Units is subject to regulatory requirements imposed by the SEC.  The Fund’s repurchase procedures are intended to comply with such requirements.  However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.  Following the commencement of an offer to repurchase Units, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Managers, that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for either the Fund or the Master Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances.

Each Member whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date (and thereafter if the Member retains Units) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the capital account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Member’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) the portion of the Fund’s interest in the Master Fund that the Fund has requested to have repurchased (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Units.

Payments for repurchased Units are expected to cause the Fund to request the repurchase of a portion of its interest in the Master Fund which, in turn, may require the Master Fund to liquidate portfolio holdings in Portfolio Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover.  The Fund and Master Fund may, but need not, maintain cash or borrow money to meet repurchase requests.  Such a practice could increase the Fund’s or the Master Fund’s, as applicable, operating expenses and impact the ability of the Fund and the Master Fund to achieve their investment objective.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $100,000.  Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion.  The Fund reserves the right to reduce the portion of the Units to be repurchased from a Member so that the required capital account balance is maintained.

In the event that the Adviser, Sub-Adviser or any of their respective affiliates holds Units in its capacity as a Member, such Units may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Members.

Mandatory Redemption by the Fund

In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that:  (i) its Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units by such Member may be harmful or injurious to the business or reputation of the Fund, the Master Fund, the Adviser or the Sub-Adviser, or may subject the Fund, the Master Fund or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member.

TRANSFERS OF INTERESTS

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion.  Units held by Members may be transferred only:  (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is:  (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.  See “INVESTOR QUALIFICATIONS.”  Notice of a proposed transfer of Units must also be accompanied by a properly completed subscription document in respect of the proposed transferee.  In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.  The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, the balance of the capital account of each of the transferee and transferor is less than $100,000.  Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member, will be entitled to the allocations and distributions allocable to the Units so acquired, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement.  If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser, the Sub-Adviser, the Master Fund, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the LLC Agreement or any misrepresentation made by that Member in connection with any such transfer.

The Master Fund LLC Agreement has terms regarding transfers of Master Fund interests by the Master Fund’s members that are substantially similar to those described above.

CALCULATION OF NET ASSET VALUE; VALUATION

The Fund and the Master Fund calculate their respective net asset values (“NAV”) as of the close of business on the last business day of each quarter, as of the date of any distribution, and at such other times as the Board may determine, or as may be determined from time to time in accordance with policies established by the Board. However, during the offer period of April 1, 2009 to December 1, 2009, the Fund and the Master Fund will calculate their respective NAV as of the close of business on the last business day of each month.  The NAV of the Fund and the Master Fund will equal the value of the total assets of the Fund and the Master Fund, respectively, less all of each entity’s respective liabilities, including accrued fees and expenses. It is expected that the assets of the Fund will consist of its investment in the Master Fund. The NAV of the Master Fund depends on the value of the Portfolio Funds or other investments in which it invests.

The Valuation Committee, which is comprised of representatives of the Adviser and the Sub-Adviser, oversees the valuation of the Master Fund’s investments, including its interests in the Portfolio Funds, in accordance with written policies and procedures (the “Valuation Procedures”) that the Board has approved for purposes of determining the fair value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in Portfolio Funds.

The Master Fund’s investments in Portfolio Funds will be subject to substantial restrictions on transfer and the Master Fund will typically have only limited rights to withdraw its investment in a Portfolio Fund.  Information on the value of the Master Fund’s investments in a Portfolio Fund will be provided by the general partner, manager or administrator of the Portfolio Fund on a limited basis (typically monthly or quarterly).  Except as the Board and/or the Valuation Committee shall determine, the following procedures will be used in determining the value of such investments:

Prior to an investment by the Master Fund in any Portfolio Fund, the Adviser will conduct a due diligence review of the valuation methodologies used by the Portfolio Fund.  As a general matter, Portfolio Funds selected by the Master Fund will use market value when available, and otherwise will use principles of fair value applied in good faith.

At the time of their purchase, investments in Portfolio Funds will be valued at cost (minus any sales or transaction costs).  Thereafter, the Master Fund will value investments in Portfolio Funds at fair value which, subject to the following provisions, ordinarily will be the value determined by the general partner, manager or administrator of each Portfolio Fund in accordance with the policies established by the relevant Portfolio Fund.  These values will be reported in audited and unaudited reports prepared by the Portfolio Fund or in other information that is received from the Portfolio Fund.

The Adviser will review the valuations provided by Portfolio Funds and take other reasonable steps to determine whether it is appropriate, in light of all relevant circumstances, to value interests in Portfolio Funds at the NAV last reported at the time of valuation.

If the Adviser has reason to believe that the current valuation reported by a Portfolio Fund does not represent the fair value of the Master Fund’s investment in such Portfolio Fund, the Adviser will take steps to ascertain the fair value in accordance with the Valuation Procedures by, among other things, applying a discount or premium, or valuing the Portfolio Fund at cost.

The Adviser will provide the Valuation Committee and the Board of Directors with a report at the next quarterly Board meeting of any Portfolio Funds for which it has adjusted the price in accordance with these procedures.

To the extent the Master Fund invests in securities or other instruments that are not investments in Portfolio Funds, the Master Fund will generally value such assets as described below. Securities traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board will be valued at their last sales price, and (2) on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on NASDAQ for which the NOCP is not available will be valued at the mean between the closing bid and asked prices in this market. Securities traded on a foreign securities exchange such as the London Stock Exchange or its Alternative Investment Market generally will be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. If an event occurs between the close of the foreign exchange and the computation of the Master Fund’s NAV that would materially affect the value of the security, the value of such a security will be adjusted to its fair value.

To the extent the Master Fund invests in securities or other instruments that are not investments in Portfolio Funds, or are not securities traded on an exchange where there is a readily available market and therefore a pricing mechanism, the Master Fund will value such assets at fair value in accordance with the Valuation Procedures and U.S. GAAP.  In the unlikely event that the Master Fund purchases debt securities, they will be valued at fair value in accordance with U.S. GAAP.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close.

On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Master Fund is determined. When such events materially affect the values of securities held by the Master Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Board, in consultation with the Administrator, will reevaluate the Master Fund’s fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Although the Valuation Procedures approved by the Board provide that the Adviser will review the valuations provided by the Administrator (via the Portfolio Fund Managers or their administrators), neither the Adviser nor the Administrator will be able to confirm independently the accuracy of any unaudited valuations provided thereby.

The Valuation Procedures were designed to provide a framework for the Valuation Committee of the Fund to perform valuation on a consistent, transparent and prudent basis.  The Valuation Procedures are not intended to be all encompassing, nor are they intended to eliminate all subjectivity. Rather, they are to be a guide to assist the Valuation Committee, Board, investors and auditors in agreeing to a valuation framework while allowing the Valuation Committee to exercise its best judgment in applying the Valuation Procedures.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net assets if the judgments of the Board and/or the Adviser (in reliance on the Portfolio Funds and/or their administrators) regarding appropriate valuations should prove incorrect. The Master Fund may desire to dispose of an interest in a Portfolio Fund, but be unable to dispose of such interest, and could therefore be obligated to continue to hold the interest for an extended period of time. In such a case, the Administrator, upon consultation with the Adviser, may continue to value the interests in accordance with the Valuation Procedures, without the benefit of the Portfolio Fund Manager’s or its administrator’s valuations, and may, if so instructed by the Adviser, in its sole discretion, discount the value of the interest, if applicable, in accordance with the Valuation Procedures.

CAPITAL ACCOUNTS

The Fund shall maintain a separate capital account on its books for each Member.  As of any date, the capital account of a member shall be equal to the NAV per Unit as of such date, multiplied by the number of Units held by such Member.  Any amounts charged or debited against a Member’s capital account under the Fund’s ability to allocate special items, and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund.  Any amounts credited to a Member’s capital account under the Fund’s ability to allocate special items and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.

DISTRIBUTIONS

The Fund may make distributions to Members at least annually, or more frequently as permitted by applicable laws, rules and regulations.  Amounts distributed will be intended to represent the amounts of distributions received by the Master Fund from Portfolio Funds during the period since the last distribution (or from commencement of operations in the case of the first distribution).  Any distributions to Members will be made pro-rata.

TAXES

Certain Tax Considerations

The following is a summary of certain U.S. federal and state income tax considerations relating to an investment in the Fund and does not purport to address all of the tax consequences that may be applicable to any particular investor.  It is based on laws, regulations and other authorities in effect as of the date of this Memorandum, all of which are subject to change, possibly with retroactive effect.  The federal and state income taxation of partnerships and partners is complex, involving, among other things, significant issues as to the character, timing and allocation of income, gains and losses.  Before investing in the Fund, prospective investors are urged to consult their own tax advisors with respect to their particular tax situations.

Treatment as Partnership.  The Fund and the Master Fund will each receive an opinion of Drinker Biddle & Reath LLP, legal counsel to the Fund and the Master Fund, that based on the provisions of the Code and Treasury Regulations, as in effect on the date of the opinion, other current applicable authority, and certain representations of the Fund and the Master Fund, the Fund and the Master Fund will each be treated as a partnership for U.S. federal income tax purposes and not as a corporation.

Under applicable Treasury Regulations, entities such as the Fund and the Master Fund are generally classified as partnerships for U.S. federal income tax purposes unless they file an election with the Internal Revenue Service (the “IRS”) to be classified instead as a corporation.  Neither the Fund nor the Master Fund intends to file such an election.

Notwithstanding an entity’s classification as a partnership for federal income tax purposes, it may still be taxable as a corporation under Section 7704 of the Code if it is a “publicly traded partnership.”  A publicly traded partnership is a partnership the interests of which are traded on an established securities market or which are “readily tradable on a secondary market (or the substantial equivalent thereof).”  Under applicable Treasury Regulations, interests in a partnership are considered readily tradable on the substantial equivalent of a secondary market if, taking into account all facts and circumstances, the partners are readily able to buy, sell, exchange or redeem their interests in a manner that is economically comparable to trading on an established securities market.  The opinions provided to the Fund and the Master Fund by Drinker Biddle & Reath LLP will include an opinion that neither such entity will be a publicly traded partnership taxable as a corporation for federal income tax purposes, because, taking into account the facts and circumstances, the partners of the Fund are not readily able to buy, sell, exchange or redeem their interests in such a manner.

Pass-Through of Partnership Tax Items.  The Fund, the Master Fund, the Portfolio Funds, and the entities in which the Portfolio Funds invest that are treated as partnerships for federal income tax purposes will not be subject to federal income tax.  Instead, each Member will be required to take into account the Member’s allocable share of all items of the Fund’s income, gain, loss, deduction and credit, whether or not distributed.  The Fund’s items of income, gain, loss, deduction and credit will, in turn, include the Fund’s allocable share of the items of income, gain, loss, deduction and credit of the Master Fund and each of the direct and indirect partnership investments of the Master Fund.  The Fund will file a federal partnership information return reporting its operations for each calendar year (as will the Master Fund and each of the other partnerships) and will provide each Member and the IRS with a Schedule K-1 indicating the Member’s allocable share of the Fund’s income, gain, losses, deductions and credits.  Although the Fund believes that the allocation of those tax items in accordance with the LLC Agreement will be consistent with federal income tax law, it is possible that, upon audit, the IRS and/or a court may disagree with this position and require changes to those allocations.

Under the LLC Agreement, the net appreciation or depreciation of the Fund for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for federal income tax purposes.  The LLC Agreement provides that items of taxable income, deduction, gain, loss or credit actually recognized by the Fund for federal income tax purposes for each taxable year generally are to be allocated for federal income tax purposes among the Members pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code, to reflect equitably the amounts of net appreciation or depreciation of the Fund allocated to each Member’s capital account for the current and prior taxable years.

The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property (including cash) to a partner and transfers of partnership Units(including by reason of death) provided that a partnership election has been made pursuant to Section 754 of the Code.  A partnership, in its sole discretion, may make such an election.  Any such election, once made, cannot be revoked without the Service’s consent.  As a result of the complexity and added expense of the tax accounting required to implement such an election, neither the Fund nor the Master Fund currently intends to make a Section 754 election.  Nonetheless, downward (but not upward) basis adjustments of this sort are mandatory upon distributions of partnership property and transfers of partnership interests under certain circumstances.

The Adviser will be the “tax matters partner” of the Fund and the Master Fund.  As such, the Adviser will be the partner primarily responsible for dealing with the IRS and resolving disputes over Fund tax items, even though those items affect the tax liabilities of Members.  Each partnership decides how to report the tax items on its information returns, and all partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency.  In the event the federal partnership income tax returns of the Master Fund or any of the underlying partnerships in which the Master Fund invests, directly or indirectly, are audited by the IRS, the tax treatment of partnership items of income, gain, loss, deduction and credit generally will be determined at the partnership level in a single proceeding rather than by individual audits of the Members.  The Adviser, as tax matters partner of the Fund and the Master Fund, will have considerable authority to make decisions affecting the tax treatment and procedural rights of all Members, including the authority to extend the statute of limitations relating to all Members’ tax liabilities with respect to Master Fund and Fund items and to bind certain Members to settlement agreements.  The tax matters partners of Portfolio Funds will also have similar authority with respect to audits of those Funds or partnership entities in which they invest.

Restrictions on Use of Tax Deductions and Losses.  The activities of any pass-through entities in which the Portfolio Funds invest will generally constitute “passive activities” for Members.  Accordingly, net operating losses from those activities (including interest expense attributable to those investments) will generally be subject to the “passive activity” limitations for all Members who are individuals, trusts, estates or certain closely-held corporations (and in the case of any such persons who invest, directly or indirectly, in a Member that is itself a partnership or S corporation).  Under these limitations, losses attributable to a passive activity are generally deductible only against passive activity income until such time as the passive activity is disposed of.

To the extent Portfolio Funds invest in companies that are not structured as pass-through entities, it is anticipated that a portion of the Fund’s direct and indirect expenses, including the Management Fee, may be investment expenses rather than trade or business expenses, with the result that any individual, trust or estate that is a Member (directly or through a partnership or other pass-through entity) will be entitled to deduct an allocable share of such expenses only to the extent that this share, together with the person’s other miscellaneous itemized deductions, exceeds 2% of the individual’s adjusted gross income.  In this regard, a recently published ruling of the IRS indicates its view that any fee such as the Management Fee, incurred at the level of an upper-tier fund in a tiered structure, will generally constitute investment expense, subject to the 2% floor.  An additional overall limitation on itemized deductions may apply to disallow up to 80% of certain otherwise allowable itemized deductions of such investors with adjusted gross incomes exceeding certain amounts.  Investment expenses are also nondeductible for alternative minimum tax purposes.

Each Member will be allocated a proportionate share of organizational expenses incurred by the Fund and the Master Fund and any placement fees incurred by the Fund with respect to sales of interests in the Fund.  Organizational expenses will be allowed as a deduction ratably over 180 months.  No deduction is allowed for placement fees.

A noncorporate taxpayer is not permitted to deduct “investment interest” in excess of “net investment income.” “Net investment income” generally includes all gross income of the taxpayer from property held for investment and, under certain circumstances, net gain attributable to the disposition of property held for investment.  This limitation could apply to limit the deductibility of interest paid by a noncorporate investor (directly or through a partnership or other pass-through entity) on indebtedness incurred to finance an investment in the Fund or the deductibility of the investor’s share of interest expense (if any) of the Fund, the Master Fund and the Portfolio Funds.

In addition, a Member’s ability to deduct the Member’s allocable share of the losses and expenses of the Fund, the Master Fund and the Portfolio Funds may, in some circumstances, be limited under one or more other provisions of the Code, including the “at risk” rules and the “basis” limitations.  There can be no assurance that any such losses or expenses will produce a tax benefit in the year incurred or that they will be available to offset a Member’s share of income in subsequent years.

State and Local Taxes.  In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund.  State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  A Member’s allocable share of  net taxable income or loss of the Fund generally will be required to be included in determining the Member’s reportable income for state and local tax purposes in the jurisdiction in which the Member is resident.  Also, to the extent that the Portfolio Funds invest in pass-through entities, Members will in many cases be subject to income tax in states in which those entities have facilities or employees, on income attributable to those entities.  In the case of individual investors, taxes paid to those other states will generally be creditable to some extent against the individuals’ state income tax liability in the state of residence.

Returns.  Members will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Fund will furnish to Members such information as soon as practicable after receipt of the necessary information from the Portfolio Funds.  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such annual tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

ERISA Plans and Other Tax-Exempt Members.  Organizations generally exempt from U.S. federal income tax under Section 501(a) of the Code, including certain ERISA plans and section 501(c)(3) organizations, are subject to the tax on unrelated business taxable income (“UBTI”) imposed by Sections 512 and 514 of the Code.  UBTI arises primarily as income from an unrelated trade or business regularly carried on or as income from property as to which there is acquisition indebtedness.  Acquisition indebtedness may include indebtedness incurred by the Fund, the Master Fund, Portfolio Funds and any pass-through entities in which the Portfolio Funds invest, as well as indebtedness incurred to acquire an interest in the Fund.

It is anticipated that the Master Fund may incur significant amounts of indebtedness to finance capital commitments with respect to Portfolio Funds and/or  redemptions of interests in the Master Funds, and some or all of such indebtedness may constitute acquisition indebtedness for purposes of the UBTI rules.  In addition, to the extent that entities in which the Portfolio Funds invest are pass-through entities, income derived from their conduct of trades and businesses will generally constitute UBTI for tax-exempt investors.  Accordingly, tax-exempt investors should anticipate that an investment in the Fund may result in substantial UBTI for them and should consult their own tax advisors regarding the tax consequences of investing in the Fund in light of their particular situations.

Foreign Taxation   It is possible that certain amounts received from sources within foreign countries will be subject to withholding or other taxes imposed by those countries.  Tax treaties between certain countries and the United States may potentially reduce or eliminate certain of those taxes, but it may not be administratively feasible to claim those benefits, and the Adviser will have sole discretion whether the Master Fund will apply for benefits on behalf of itself or the Members under any tax treaty.  The Fund will inform Members of their proportionate share of the foreign income and withholding taxes, if any, paid by the Master Fund, or by operating companies in which the Master Fund or Portfolio Funds invest that are treated as pass-through entities for U.S. federal income tax purposes.  Members will generally be required to include those foreign tax amounts in their income for U.S. federal income tax purposes, and entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of those foreign taxes in computing their federal income taxes.  The availability of any such foreign tax credits may be reduced, however, to the extent that the foreign tax liabilities could have been reduced under a tax treaty even though the Master Fund (or the relevant Portfolio Fund) concluded that the claiming of those tax treaty benefits was not administratively feasible.

THE TAX AND OTHER MATTERS DESCRIBED IN THIS MEMORANDUM DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on employee benefit plans to which ERISA applies (“ERISA Plans”), and on those persons who are fiduciaries with respect to such ERISA Plans.  The Code imposes certain requirements on certain other plans (such as individual retirement accounts and Keogh plans) (and their fiduciaries) that, although not subject to ERISA, are subject to certain similar rules of the Code (“Non-ERISA Plans”).  (Such ERISA Plans and such Non-ERISA Plans, are referred to collectively as “Plans.”).  In accordance with ERISA’s general fiduciary standards, before investing in the Fund, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.  Moreover, ERISA and/or the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets generally be held in trust, and that the indicia of ownership of ERISA Plan assets be maintained within the jurisdiction of the district courts of the United States.  Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.  In addition, a Plan fiduciary should consider whether an investment in the Fund will result in any UBTI to the Plan.  See “TAXES.”

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries.  These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of the Plans’ investment in the entity.  Certain prospective Plan investors may currently maintain relationships with the Adviser and/or entities that are affiliated with the Fund or Master Fund and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund and Master Fund will each be registered as an investment company under the Investment Company Act, the assets of the Fund and Master Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to the requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund.  Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF INTERESTS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE INTERESTS, THAT SUCH INVESTMENT BY A PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

BY ITS PURCHASE OF THE INTERESTS BY A PLAN, EACH OF THE PLAN INTEREST HOLDERS WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED (AS APPLICABLE) THAT (A) THE INVESTMENT BY AN ERISA PLAN INTEREST HOLDER IN THE FUND IS PRUDENT FOR THE ERISA PLAN (TAKING INTO ACCOUNT ANY APPLICABLE LIQUIDITY AND DIVERSIFICATION REQUIREMENTS OF ERISA), (B) THE INVESTMENT IN THE FUND IS PERMITTED UNDER ERISA, THE CODE, OTHER APPLICABLE LAW, AND THE GOVERNING PLAN DOCUMENTS, (C) NEITHER THE ADVISER NOR ANY OF ITS AFFILIATES HAS ACTED AS A FIDUCIARY UNDER ERISA WITH RESPECT TO SUCH PURCHASE, (D) NO ADVICE PROVIDED BY THE ADVISER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY AN ERISA PLAN INTEREST HOLDER IN CONNECTION WITH SUCH PURCHASE, AND (E) THE PURCHASE, HOLDING AND DISPOSITION OF THE INTEREST WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (WITH RESPECT TO ANY OTHER EMPLOYEE BENEFIT PLAN) ANY MATERIALLY SIMILAR PROVISIONS OF OTHER LAW.

ADDITIONAL INFORMATION

Applicability of Investment Company Act Limitations

For purposes of the Fund’s investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Fund’s leverage limitations, the Fund will “look through” to the Master Fund.  Other Portfolio Funds in which the Master Fund invests, however, are not subject to the Fund’s or the Master Fund’s investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Code.

TABLE OF CONTENTS OF SAI

Hatteras Global Private Equity Partners, LLC

8540 Colonnade Center Drive
Suite 401
Raleigh, NC 27615
888.363.2324

Adviser	Fund Counsel
Hatteras Capital Investment	Drinker Biddle & Reath LLP
Management, LLC	One Logan Square
8540 Colonnade Center Drive	18th & Cherry Streets
Suite 401	Philadelphia, PA 19103
Raleigh, NC 27615

Sub-Adviser Capvent US Advisors, LLC	Independent Registered Public Accounting Firm
Dufourstrasse 24	Deloitte & Touche LLP
Zurich, Switzerland CH-8008	1700 Market Street
25th Floor
Philadelphia, PA 19103
Placement Agent
Hatteras Capital Distributors, LLC
8540 Colonnade Center Drive
Suite 401
Raleigh, NC 27615

Transfer Agent / Administrator
UMB Fund Services, Inc.
803 W Michigan
Milwaukee, WI 53233

Custodian Bank
UMB Bank, N.A.
1010 Grand Boulevard
Kansas City, Mo. 64106

APPENDIX A

LIMITED LIABILITY COMPANY AGREEMENT

A-1

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of Hatteras Global Private Equity Partners, LLC (the “Fund”) is dated and effective as of ______________, 200_ by and among Hatteras Capital Investment Management, LLC (“HCIM”), Capvent US Advisors LLC (“Capvent”), each member of the Board of Managers of the Fund, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member.

WITNESSETH :

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of August 21, 2008 and filed with the Secretary of State of the State of Delaware on August 21, 2008;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE  I

DEFINITIONS

For purposes of this Agreement:

Section  1.1           “Administration Agreement” means the administration agreement entered into between the Administrator and the Fund under which the Administrator will provide certain administrative services to the Fund in exchange for certain fees, as amended or restated from time to time.

Section  1.2           “Administration Fee” means the fee paid to the Administrator for its services out of the Fund’s assets.

Section  1.3          “Administrator” means UMB Fund Services, Inc., or any person who may hereafter, directly or indirectly, succeed or replace UMB Fund Services, Inc. as the administrator of the Fund.

Section  1.4          “Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section  1.5          “Affiliate” means “affiliated person” as such term is defined in the Investment Company Act.

Section  1.6          “Agreement” means this Limited Liability Company Agreement, as amended or restated from time to time.

Section  1.7          “Board of Managers” means the Board of Managers established pursuant to Section 2.6 hereof.

Section  1.8          “Capital Account” means, with respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

Section  1.9          “Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

Section  1.10        “Capvent” means Capvent US Advisors LLC.

Section  1.11        “Certificate” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Section  1.12        “Code” means the United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section  1.13        “Confidential Information” shall have the meaning set forth in Section 8.11.

Section  1.14        “Delaware Act” means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section  1.15        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section  1.16        “Expiration Date” means a date set by the Board of Managers occurring no sooner than 20 business days after the commencement date of a repurchase offer, provided that such Expiration Date may be extended by the Board of Managers in its sole discretion.

Section  1.17        “Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations described under Section 3.7 of this Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

Section  1.18        “Final Closing Date” shall have the meaning set forth in Section 2.7.

2

Section  1.19        “Final Payment” shall have the meaning set forth in Section 4.4.

Section  1.20        “Fiscal Year” means the period beginning on the commencement of operations of the Fund and ending on the first March 31 following such date, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall designate another fiscal year for the Fund that is a permissible taxable year under the Code.

Section  1.21        “Form N-2” means the Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Section  1.22        “Fund” means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Section  1.23        “Fund Servicing Agent” means HCIM, or any person who may hereafter directly or indirectly succeed or replace HCIM as the fund servicing agent of the Fund.

Section  1.24        “Fund Servicing Agreement” means the fund servicing agreement entered into between the Fund Servicing Agent and the Fund, as amended or restated from time to time.

Section  1.25        “Fund Servicing Fee” means the fee paid to the Fund Servicing Agent out of the Fund’s assets.

Section  1.26        “HCIM” means Hatteras Capital Investment Management, LLC.

Section  1.27        “Independent Managers” means those Managers who are not “interested persons” of the Fund as such term is defined in the Investment Company Act.

Section  1.28        “Initial Closing Date” means the first date on or as of which a Member other than HCIM or Capvent is admitted to the Fund.

Section  1.29        “Initial Payment” shall have the meaning set forth in Section 4.4.

Section  1.30        “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section  1.31        “Investment Management Agreement” means the investment management agreement entered into between the Master Fund and the investment adviser of the Master Fund, as amended or restated from time to time.

Section  1.32        “Investment Percentage” means a percentage established for each Member on the Fund’s books determined by dividing the number of Units owned by such Member by the aggregate number of Units owned by all Members, as adjusted for any Units issue, repurchased or redeemed.

Section  1.33        “Losses” shall have the meaning set forth in Section 3.7.

3

Section  1.34        “Manager” means each natural person who serves on the Board of Managers and any other natural person who, from time to time, pursuant to the terms of this Agreement shall serve on the Board of Managers.  Each Manager shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Section  1.35        “Master Fund” means Hatteras Global Private Equity Partners Master Fund, LLC, or any other investment fund in which, upon approval by the Board of Managers and any necessary approval of the Members pursuant to the Investment Company Act, the Fund invests all or substantially all of its assets.

Section  1.36        “Member” means any person who shall have been admitted to the Fund as a member in such person’s capacity as a member of the Fund.  For purposes of the Delaware Act, the Members shall constitute a single class or group of members.

Section  1.37        “NAV per Unit,” as of a particular date, shall be equal to the Net Asset Value of the Fund as of such date, divided by the number of Units then outstanding.

Section  1.38        “Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

Section  1.39        “Organizational Expenses” means the expenses incurred by the Fund in connection with its formation, its initial registration as an investment company under the Investment Company Act, and the initial offering of Units.

Section  1.40        “Organizational Member” means HCIM.

Section  1.41        “Person” or “person” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

Section  1.42        “Portfolio Fund” means a pooled investment vehicle or registered investment company.

Section  1.43        “Portfolio Fund Manager” means a portfolio manager of a Portfolio Fund.

Section  1.44        “Promissory Note” shall have the meaning set forth in Section 4.4.

Section  1.45        “Repurchase Date” means the day after the Valuation Date.

Section  1.46        “Securities” means securities (including, without limitation, equities, debt obligations, options and other “securities” as that term is defined in Section 2(a)(36) of the Investment Company Act), and other financial instruments of United States and non-U.S. entities, including, without limitation, Portfolio Funds; capital stock; shares of beneficial interests; partnership interests and similar financial instruments; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; and commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, U.S. Government securities and debt securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions, and (iv) agreements including brokerage account agreements relating to or securing such transactions; equipment lease certificates, equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; open and closed-end registered and unregistered investment companies; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

4

Section  1.47        “Securities Transactions” shall have the meaning set forth in Section 2.5.

Section  1.48        “Transfer” means the assignment, transfer, sale, encumbrance, pledge or other disposition of any Units or beneficial or other interest in the Fund; “Transferors,” Transferees,” and verbs, adverbs or adjectives such as “Transfers,” “Transferred” and “Transferring” shall have correlative meanings.

Section  1.49        “Units” means the units of membership interest in the Fund.

Section  1.50        “Valuation Date” means the date on which the value of Units being repurchased will be determined by the Board of Managers in its sole discretion and which date shall be approximately 65 days, but in no event earlier than 60 days, after the Expiration Date.

ARTICLE  II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD OF MANAGERS

Section  2.1          Formation of Limited Liability Company.  The Organizational Member and any other person designated by the Board of Managers are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware.  The Board of Managers shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

Section  2.2          Name.  The name of the Fund shall be “Hatteras Global Private Equity Partners, LLC” or such other name as the Board of Managers hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.  The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board of Managers.

5

Section  2.3          Principal and Registered Office.  The Fund shall have its principal office c/o HCIM, 8540 Colonnade Center Drive, Suite 401, Raleigh, NC  27615, or at such other place designated from time to time by the Board of Managers.  The Fund shall have its registered office in the State of Delaware at 1209 Orange Street, in the city of Wilmington, zip code 19801, and shall have the CT Corporation System as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers in accordance with the Delaware Act.

Section  2.4          Duration.  The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue, unless the Fund is sooner dissolved pursuant to Section 6.1 hereof, until the tenth anniversary of the Final Closing, provided that the term of the Fund may be extended for up to two successive periods of one year in the discretion of the Board of Managers.

Section  2.5          Business of the Fund.

(a)           The business of the Fund is (i) to invest all or substantially all of its assets in the Master Fund, which, directly or through the purchase of interests in Portfolio Funds, purchases, sells (including short sales), invests and trades in Securities (collectively, “Securities Transactions”), (ii) upon approval by the Board of Managers and subject to any necessary approval of the Members pursuant to the Investment Company Act, to purchase interests in Portfolio Funds directly or engage in Securities Transactions directly, and (iii) to engage in any financial or derivative transactions relating thereto or otherwise and to exercise such rights and powers as are permitted to be exercised by limited liability companies under the Delaware Act.  The officers of the Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out the Fund’s objectives or business.

(b)           The Fund shall operate as a closed-end management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

Section  2.6          The Board of Managers.

(a)           Prior to the Initial Closing Date, the Organizational Member may, in its sole discretion, designate and elect persons to serve as Managers on the Board of Managers.  Following the effectiveness of this Agreement, each Manager shall agree to be bound by all of the terms of this Agreement applicable to Managers.  The Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers by Members, designate as a Manager any person who shall agree to the provisions of this Agreement pertaining to the obligations of Managers.  The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund.  The number of Managers shall be fixed from time to time by the Board of Managers.

6

(b)           Each Manager shall serve as a Manager for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 hereof.  If any vacancy in the position of a Manager occurs, the remaining Managers may appoint a person to serve in such capacity, provided such appointment is in accordance with the Investment Company Act, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members.  The Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so when required by the Investment Company Act, within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

(c)           In the event that no Manager remains, HCIM (or its designee) shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section  2.7          Members.  The Board of Managers may admit one or more Members as of the beginning of each calendar month for a period of up to eight months from the Initial Closing Date (the end of such period, the “Final Closing Date”) or at such other times as the Board of Managers may determine.  A Person may be admitted to the Fund as a Member without having signed this Agreement.  This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member.  The Board of Managers, in its sole and absolute discretion, may reject requests to purchase Units.  The Board of Managers may, in its sole discretion, suspend or terminate the offering of Units at any time.  The books and records of the Fund shall be revised to reflect the name and Capital Contribution of each Member that is admitted to the Fund.

Section  2.8          Organizational Member.  The initial Capital Contribution to the Fund by the Organizational Member shall be converted to Units as set forth in Section [5.2].  Upon the admission to the Fund of any additional Member pursuant to Section 2.7, the Organizational Member shall be entitled to the return of all or a portion of its Capital Contribution, if any, without interest or deduction, and to withdraw from the Fund.

Section  2.9          Both Managers and Members.  A Member may at the same time be a Manager and a Member, or the investment adviser or sub-adviser to the Master Fund and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

7

Section  2.10        Limited Liability.  Except as otherwise provided under applicable law or in this Agreement, each Member will be liable for the debts, obligations and liabilities of the Fund only to the extent of its Capital Account balance.  To the fullest extent permitted under applicable law, the Managers, HCIM and Capvent shall not be liable for the Fund’s debts, obligations and liabilities.

ARTICLE  III

MANAGEMENT

Section  3.1          Management and Control.

(a)           Management and control of the business of the Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder.  No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board of Managers.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each Manager of a closed-end management investment company registered under the Investment Company Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the Investment Company Act.  The Managers may make Capital Contributions and own Units.

(b)           Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

(c)           The Board of Managers may delegate to any Person, including without limitation the officers of the Fund designated pursuant to Section 3.2(c) or any committee of the Board of Managers, any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

Section  3.2          Actions by the Board of Managers.

(a)           Unless otherwise provided in this Agreement, the Board of Managers shall act only:  (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the Investment Company Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the Investment Company Act, in person or by telephone) or (ii) by the written consent of a majority of the Managers without a meeting, if permissible under the Investment Company Act.

8

(b)           The Board of Managers may designate from time to time a Chairman who shall preside at all meetings.  Meetings of the Board of Managers may be called by the Chairman, the Chief Executive Officer of the Fund, or any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine.  Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.  Managers may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the Investment Company Act.  A majority of the Managers then in office shall constitute a quorum at any meeting.

(c)           The Board of Managers may designate from time to time agents and employees of the Fund or other Persons, including without limitation employees of HCIM or its affiliates, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund with such titles as the Board of Managers shall determine.

Section  3.3          Meetings of Members.

(a)           Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Meetings of the Members may be called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast by all Members as determined pursuant to clause (b) of this Section 3.3, and may be held at such time, date and place as the Board of Managers shall determine.  The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the Investment Company Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)           Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage (expressed as a numeral to the third decimal place).  The Board of Managers shall establish a record date not less than 10 nor more than 120 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

9

(c)           A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section  3.4          Custody of Assets of the Fund.  The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the Investment Company Act and the Investment Advisers Act of 1940, as amended.

Section  3.5          Other Activities.

(a)           None of the Managers shall be required to devote his or her full time to the affairs of the Fund, but each shall devote such time as may reasonably be required to perform his or her obligations under this Agreement.

(b)           Any Member or Manager, or any of their Affiliates, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as managers, officers, employees, advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member or Manager (other than the Member or Manager possessing an interest in such other business ventures or commercial dealings) shall have any rights in or to such activities, or any profits derived therefrom.

Section  3.6          Duty of Care.

(a)           No Manager, former Manager, officer or former officer of the Fund shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such Person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of such Person’s office or as otherwise required by applicable law.

(b)           A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Fund, any other Member or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

10

Section  3.7          Indemnification.

(a)           To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b)           Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

11

(d)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(e)             In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, provided that Section 3.7(e) shall not limit the rights of the Fund pursuant to Section 2.10.

(g)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h)           To the extent permitted by applicable law, the Fund Servicing Agent and the Administrator, and any other party serving as the fund servicing agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Fund Servicing Agreement, the Administration Agreement or any agreement between any such party and the Fund.

12

Section  3.8          Fees, Expenses and Reimbursement.

(a)           The Board of Managers may cause the Fund to compensate each Manager who is not an officer or employee of HCIM, Capvent or any of their respective Affiliates for his or her services hereunder.  In addition, the Fund shall reimburse the Managers for reasonable travel and other out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)           The Fund shall bear all expenses incurred in its business or operations, other than those specifically assumed by another person.  Expenses to be borne by the Fund include, but are not limited to, the following:

(i)           fees and expenses in connection with the organization of the Fund and the offering and issuance of Units;

(ii)          all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate action, travel associated with due diligence and monitoring activities and enforcing the Fund’s rights in respect of such investments;

(iii)         quotation or valuation expenses;

(iv)         the Fund Servicing Fee and the Administration Fee;

(v)          brokerage commissions;

(vi)         interest and fees on any borrowings by the Fund;

(vii)        professional fees (including, without limitation, expenses of consultants, experts and specialists);

(viii)       research expenses;

(ix)         fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel;

(x)          accounting, auditing and tax preparation expenses;

(xi)         fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units;

(xii)        taxes and governmental fees (including tax preparation fees);

13

(xiii)       fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund;

(xiv)       all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund;

(xv)        bank service fees;

(xvi)       costs and expenses relating to the amendment of this Agreement or the Fund’s other organizational documents;

(xvii)      expenses of preparing, amending, printing, and distributing confidential memoranda, Statements of Additional Information (and any supplements or amendments thereto), reports, notices, websites, other communications to Members, and proxy materials;

(xviii)     expenses of preparing, printing, and filing reports and other documents with government agencies;

(xix)        expenses of Members’ meetings, including the solicitation of proxies in connection therewith;

(xx)         expenses of corporate data processing and related services;

(xxi)        Member recordkeeping and Member account services, fees, and disbursements;

(xxii)       expenses relating to investor and public relations;

(xxiii)      fees and expenses of the members of the Board of Managers who are not employees of HCIM or its Affiliates;

(xxiv)      insurance premiums;

(xxv)       Extraordinary Expenses; and

(xxvi)      all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

HCIM and each of its Affiliates shall be entitled to reimbursement from the Fund for any of the above expenses that they pay on behalf of the Fund.

(c)           The Fund may, alone or in conjunction with HCIM, its Affiliates or any investment vehicles or accounts for which HCIM or any Affiliate of HCIM acts as general partner, managing member or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

14

ARTICLE  IV

 TERMINATION OF STATUS OF MANAGERS;
TRANSFERS AND REPURCHASES

Section  4.1          Termination of Status of a Manager.  The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days’ prior written notice to the other Managers, unless the other Managers waive such notice); (iv) shall be removed under Section 4.2; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; (viii) shall have reached the mandatory age for retirement of a Manager that may from time to time be established by the Board of Managers; or (ix) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

Section  4.2          Removal of the Managers.  Any Manager may be removed with or without cause either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section  4.3          Transfer of Units of Members.

(a)           A Member’s Units or any other beneficial or other interest in the Fund may be Transferred only (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of such Member or (ii) with the consent of the Fund, which may be withheld in its sole discretion.

(b)           The Fund may not consent to a Transfer unless: (i) the Person to whom such Transfer is made (or each of such Person’s beneficial owners if such a Person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the Investment Company Act, or a business development company as defined under the Advisers Act) is a Person whom the Fund believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements; and (ii) the Fund is provided with a properly completed investor certification in respect of the proposed Transferee.  The Fund may also require the Member requesting the Transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Board of Managers as to such matters as the Board of Managers may reasonably request.

(c)           Any permitted Transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of the Member shall be entitled to the allocations and distributions allocable to such Units, to tender such Units for repurchase by the Fund and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such Transferee becomes a substituted Member in accordance with the terms of this Agreement, including, without limitation, Section 2.7 hereof.

15

(d)           If a Member Transfers Units with the approval of the Fund and all of the conditions to such Transfer have been satisfied, the Fund shall as promptly as practicable take all necessary actions so that each Transferee or successor to whom such Units are Transferred is admitted to the Fund as a substituted Member, provided that such Transferee shall have executed and delivered either a counterpart of this Agreement or an instrument, in form and substance acceptable to the Fund, that has the legal effect of making the Transferee a party to this Agreement.  Each Transferring Member and Transferee agrees to pay all reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees and disbursements, incurred by the Fund in connection with such Transfer.  Upon the Transfer to another Person or Persons of all of a Member’s Units, such Member shall cease to be a Member of the Fund.

(e)           Each Transferring Member shall indemnify and hold harmless the Fund, the Board of Managers, and each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3, and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section  4.4          Repurchase of Units.

(a)           Except as otherwise provided in this Agreement, no Member or other Person holding Units acquired from a Member has the right to require the Fund to withdraw, redeem or tender to the Fund for repurchase Units.  The Board of Managers may, from time to time and in its sole discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Units from Members, including HCIM, Capvent or their Affiliates, pursuant to written tenders by Members.  The Board of Managers, in its sole discretion, will determine the aggregate value of the Units to be repurchased, which may be a percentage of the value of the Fund’s outstanding Units.  In determining whether the Fund should offer to repurchase Units from Members pursuant to written requests and the amount of the Units to be repurchased, the Board of Managers may consider the following factors, among others:

(i)           whether the Master Fund is making a contemporaneous repurchase offer for interests therein, and the aggregate value of interests the Master Fund is offering to repurchase;

(ii)          whether any Members have requested to tender Units to the Fund;

(iii)         the working capital and liquidity requirements of the Fund;

(iv)         the relative economies of scale of the repurchase requests with respect to the size of the Fund;

(v)          the past practice of the Fund in repurchasing Units;

16

(vi)         the condition of the securities market and the economy generally, as well as political, national or international developments or current affairs; and

(vii)        the anticipated tax consequences of any proposed repurchases of Units.

The Board of Managers shall cause the Fund to repurchase Units pursuant to written tenders only on terms that the Board of Managers determines to be fair to the Fund and to all Members.

(b)           HCIM, Capvent and each of their Affiliates may tender their Units as a Member or Organizational Member, as applicable,  under Section 4.4(a) hereof, without notice to the other Members.

(c)           If the Board of Managers determines in its sole discretion that the Fund will offer to repurchase Units, the Board of Managers will provide written notice to Members.  Such notice will include:  (i) the commencement date of the repurchase offer; (ii) the Expiration Date on which repurchase requests must be received by the Fund; and (iii) other information Members should consider in deciding whether and how to participate in such repurchase opportunity.

(d)           The amount due to any Member whose Units are repurchased shall, subject to the terms of this Agreement (including, without limitation, Section 4.4(a)), be an amount equal to the NAV per Unit as of the Valuation Date, multiplied by the number of such Member’s Units being repurchased, after reduction for all fees, including any Fund Servicing Fee, Administration Fee, any required tax withholding  and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased.  Payment by the Fund to each Member, upon repurchase of such Member’s Units, shall be made in the form of a promissory note (a “Promissory Note”).  Such payment shall be made as promptly as practicable following the Expiration Date.  Any in-kind distribution of Securities will be valued in accordance with Section 7.4 hereof.  The determination of the value of the Units as of the Valuation Date shall be subject to adjustment based upon the results of the annual audit of the Fund’s financial statements for the Fiscal Year in which such Valuation Date occurred.  A Member who tenders some but not all of his Units for repurchase will be required to maintain a minimum Capital Account balance equal to the amount set forth, from time to time, in the Fund’s Form N-2.  The Board of Managers may, in its sole discretion, waive this minimum Capital Account balance requirement.  The Fund may reduce the amount to be repurchased from a Member in order to maintain a Member’s minimum Capital Account balance.

(e)           Each Promissory Note issued pursuant to clause (d) of this Section 4.4, which will be non-interest bearing and non-transferable, shall provide, among other terms determined by the Fund, in its sole discretion, the following payments.  The initial payment in respect of the Promissory Note (the “Initial Payment”) shall be in an amount equal to at least 90% of the estimated aggregate value of the repurchased Units determined as of the Valuation Date.  The Initial Payment shall be made on or before the ninetieth business day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund, in order to fund the repurchase of the Units, the Initial Payment may be postponed until a reasonable time after the Fund has received at least 90% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”).  The second and final payment in respect of a Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment.

17

(f)           Notwithstanding anything in this Section 4.4 to the contrary, in the event that a Member has requested the repurchase of a portion of its Units which would result in such Member continuing to hold at least 5% of the aggregate value of its Units as of March 31 of the Fiscal Year ending immediately prior to the Fiscal Year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 90th calendar day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund, such payment may be postponed until 90 days after the applicable Master Fund Payment Date.  Such payment shall be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, above (2) the Initial Payment.  Notwithstanding anything in this Agreement to the contrary, if, based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Member’s Capital Account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s Capital Account balance by the amount of any underpayment and issue for no additional consideration a number of Units having an aggregate value equal to such amount, as applicable.

(g)           Notwithstanding anything in this Section 4.4 to the contrary, the Board of Managers shall modify any of the repurchase procedures described in this Section 4.4 if necessary to comply with the regulatory requirements imposed by the Securities and Exchange Commission.

(h)           Each Member all of whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the Capital Account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the appreciation or depreciation in the Net Asset Value of the Fund through the Valuation Date, and such Member’s Capital Account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

(i)           Upon its acceptance of tendered Units for repurchase, the Fund shall maintain daily on its books a segregated account consisting of cash, liquid securities or the portion of the Fund’s interest in the Master Fund that the Fund has requested to be repurchased (or any combination of them) in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Units.

18

(j)           Notwithstanding anything in this Section 4.4 to the contrary, the Fund may suspend, postpone or terminate a repurchase offer upon the determination of a majority of the Board of Managers (including a majority of Independent Managers) that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the Net Asset Value or other unusual circumstances.

Section  4.5          Mandatory Redemption.  The Fund may effect a mandatory redemption of Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board of Managers determines or has reason to believe, each in its sole discretion, that:

(a)           all or a portion of its Units have been Transferred to, or has vested in, any person, by operation of law as described in Section 4.3(a)(i) hereof;

(b)           ownership of the Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Master Fund’s investment adviser to, additional registration or regulation under the securities, commodities or other laws of the United States or any other jurisdiction;

(c)           continued ownership of the Units may be harmful or injurious to the business or reputation of the Fund, the Master Fund or the Master Fund’s investment adviser or may subject the Fund, the Master Fund, or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences;

(d)           any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or

(e)           it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units.

ARTICLE  V

CAPITAL

Section  5.1           Contributions to Capital.

(a)           The minimum initial contribution of each Member to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion.  The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.  The Managers shall not be entitled to make voluntary contributions of capital to the Fund as Managers of the Fund, but may make voluntary contributions to the capital of the Fund as Members.  HCIM or Capvent and their respective Affiliates may make voluntary contributions to the capital of the Fund as Members.

19

(b)           On or prior to the Final Closing Date, Members may make additional contributions to the capital of the Fund, effective as of such times as the Board of Managers in its sole discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to this Agreement.  The minimum additional contribution of each Member (other than HCIM, Capvent and their Affiliates) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion.  No Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent otherwise provided in this Agreement.

(c)           Except as otherwise permitted by the Board of Managers, (i) initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, and (ii) initial and any additional contributions in cash shall be payable in one installment in readily available funds prior to the date of the proposed acceptance of the contribution.

Section  5.2          Issuance of Units.  The purchase price per Unit for Units issued on the closing date of the initial capital contributions to the Fund by Members other than the Organizational Member or Capvent (the “Initial Closing Date”) shall be $100.  The amount of the Capital Account Balance of each of the Organizational Member and Capvent as of the Initial Closing Date shall be converted into Units by dividing such amount by 100, and issuing to such Person a number of Units that is equal to such quotient.  Units issued in exchange for capital distributions following the Initial Closing Date will be issued at a price per Unit equal to the then NAV per Unit.  Each Unit will carry equal rights and privileges with each other Unit.  Fractions of Units may be issued to one one-thousandth of a Unit.

Section  5.3          Rights of Members to Capital.  No Member shall be entitled to interest on his or its Capital Contribution to the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member’s Units pursuant to Section 4.4 hereof, (ii) upon a distribution pursuant to Section 5.8 hereof, or (iii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof.  No Member shall be liable for the return of any such amounts.  No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

20

Section  5.4          Capital Accounts.  The Fund shall maintain a separate Capital Account on its books for each Member.  As of any date, the Capital Account of a Member shall be equal to the NAV per Unit as of such date, multiplied by the number of Units then held by such Member.  Any amounts charged or debited against a Member’s Capital Account under Sections 5.5 and 5.6, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board of Managers determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund.  Any amounts credited to a Member’s Capital Account under Sections 5.5 and 5.6, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board of Managers determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.

Section  5.5          Allocation of Certain Withholding Taxes and Other Expenditures.

(a)           Withholding taxes or other tax obligations incurred by the Fund, directly or indirectly, that are attributable to any Member, as determined by the Board of Managers, shall be debited against the Capital Account of such Member, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes.  If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay upon demand to the Fund, as a Capital Contribution to the Fund, the amount of such excess.  The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund.

(b)           Except as otherwise provided for in this Agreement and unless prohibited by the Investment Company Act, any material expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Board of Managers, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items.  Such charges or items shall be debited from the Capital Accounts of the applicable Members.

Section  5.6          Reserves.

(a)           Appropriate reserves may be created, accrued and charged against the Net Asset Value and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Fund or the Board of Managers, such reserves to be in the amounts which the Board of Managers, in its sole discretion, deems necessary or appropriate.  The Board of Managers may increase or reduce any such reserves from time to time by such amounts as it, in its sole discretion, deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those Persons who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Units of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to the Capital Accounts of those Members who, as determined by the Board of Managers, in its sole discretion, were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

21

(b)           To the extent permitted under applicable law, if at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distributions or repurchases Units) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Units of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior accounting periods, then such amount shall be proportionately charged or credited, as appropriate, to those Persons who were Members during such prior accounting period or periods.

(c)           To the extent permitted by applicable law, if any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a Person who is no longer a Member, such amount shall be paid by or to such Person, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required.  In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such Person ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

Section  5.7          Tax Allocations.  For each taxable year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior taxable years (or relevant portions thereof).  Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations.

If, during or immediately following the end of a taxable year, any Member withdraws from the Fund pursuant to Article IV or Article VI hereof and the Member would (absent this sentence) recognize gain or loss under Section 731 of the Code as a result of such withdrawal, the Board of Managers may, in its sole discretion, elect to specially allocate to such Member, for U.S. federal income tax purposes, any income and gain or loss and deduction (including short-term capital gain or loss) recognized by the Fund during such taxable year, through and including the date of withdrawal, in an amount up to that amount of income and gain or loss and deduction which if so allocated would avoid the Member recognizing gain on the withdrawal under Section 731 of the Code (ignoring for this purpose, if the Board of Managers determines to do so in its sole discretion, any adjustments that have been made to the tax basis of the withdrawing Member’s Units as a result of any Transfers prior to the withdrawal (other than the original issue of the Units), including by reason of death). Any such election by the Board of Managers shall, to the extent reasonably practicable as determined by the Board of Managers in its sole discretion, be applied on an equitable basis to all Members withdrawing their Units in full during or as of the end of such taxable year

22

Section  5.8          Distributions.

(a)           The Board of Managers, in its sole discretion, may authorize the Fund to make distributions in cash or in kind  at any time to all of the Members on a pro rata basis in accordance with the Members’ Investment Percentages.  Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the value of the asset distributed to the Member exceeds the percentage of the value of the asset equal to the Member’s Investment Percentage.

(b)           Notwithstanding anything to the contrary contained herein, none of the Managers or the Members (including HCIM, Capvent and their respective Affiliates), nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their Units if such distribution would violate the Delaware Act or other applicable law.

ARTICLE  VI

DISSOLUTION AND LIQUIDATION

Section  6.1          Dissolution.

(a)           The Fund shall be dissolved upon the occurrence of any of the following events:

(i)           The expiration of the term as provided in Section 2.4 hereof;

(ii)          upon the affirmative vote to dissolve the Fund by either (i) a majority of the Managers, or (ii) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

(iii)         as required by operation of law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

23

Section  6.2          Liquidation of Assets.

(a)           Upon the dissolution of the Fund as provided in Section 6.1 hereof, one or more Managers or HCIM, acting as liquidator under appointment by the Board of Managers (or, if the Board of Managers does not appoint one or more Managers or HCIM to act as liquidator or is unable to perform this function, another liquidator elected by Members holding a majority of the total number of votes eligible to cast by all Members), shall liquidate, in an orderly manner, the business and administrative affairs of the Fund.  The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amounts as the Board of Managers or the liquidator, as applicable, deems appropriate in its sole discretion) shall, subject to the Delaware Act, be distributed in the following manner:

(i)           in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii)          such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii)         the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the accounting period ending on the date of the distributions under this Section 6.2(a)(iii).

(b)           Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund, if the Board of Managers or other liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation; provided, however, that if any in-kind distribution is to be made the assets distributed in kind shall be valued pursuant to Section 7.4 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above.

(c)           If the Board of Managers determines that it is in the best interest of the Members, the Board of Managers may, in its sole discretion, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.

ARTICLE  VII

ACCOUNTING, TAX MATTERS AND VALUATIONS

Section  7.1          Accounting and Reports.

(a)           The Fund shall adopt for tax accounting purposes any accounting method which the Board of Managers shall decide in its sole discretion is in the best interests of the Fund.  The Fund’s accounts shall be maintained in U.S. currency.

24

(b)           As soon as reasonably practicable after receipt of the necessary information from the Portfolio Funds, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Units as is necessary for Members to complete federal, state and local income tax or information returns.

(c)           Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall send to each Member a semi-annual report and an annual report (as applicable) containing the information required by the Investment Company Act.  The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of an independent registered public accounting firm based upon an audit performed in accordance with generally accepted accounting principles.  The Fund may also furnish to each Member such other periodic reports and information regarding the affairs of the Fund as it deems necessary or appropriate in its sole discretion.

(d)           Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund.  No act of the Fund, HCIM, Capvent, or any other Person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

Section  7.2          Determinations By the Board of Managers.  All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

Section  7.3          Tax Matters.

(a)           The Fund shall prepare and file a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Fund.

(b)           The Board of Managers shall have the exclusive authority and discretion on behalf of and in the name of the Fund to (i) prepare and file all necessary tax returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Fund and withhold amounts with respect thereto from funds otherwise distributable to any Member; (ii) make any and all tax elections permitted to be made under the Code, and any applicable state, local or foreign tax law; and (iii) determine the tax treatment of any Fund transaction or item for purposes of completing the Fund’s federal, state, local or foreign tax returns.

25

(c)           If the Fund is required to withhold taxes on any distribution or payment to, or pay or incur any tax with respect to any income allocable to or otherwise on account of, any Member, the Fund may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.

(d)           The Board of Managers intends to treat any Member whose Units are repurchased in full as a partner of the Fund for federal income tax purposes until the date of the Final Payment under Section 4.4 hereof, in respect of the repurchased Units.

(e)           The Board of Managers intends for the Fund to be treated as a partnership for U.S. federal income tax purposes.  Notwithstanding anything herein to the contrary, neither the Fund nor the Board of Managers shall make an election (i.e., check-the-box) under Treasury Regulation Section 301.7701-3 for the Fund to be classified for federal income tax purposes as an association taxable as a corporation.

(f)           HCIM shall be designated on the Fund’s annual federal information tax return, and have full powers and responsibilities, as the “tax matters partner” of the Fund for purposes of Section 6231(a)(7) of the Code.  In the event the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the tax matters partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

Section  7.4          Valuation of Assets.

(a)           Except as may be required by the Investment Company Act, the Fund shall calculate its Net Asset Value as of the close of business on the last day of each quarter, each date that a Unit is offered, as of the date of any distribution and at such other times as the Managers shall determine.  Except as may be required by the Investment Company Act, the Managers will value or cause to have valued any Securities or other assets and liabilities of the Fund in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the Investment Company Act.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)           The Net Asset Value of the Fund, including the valuation of the investments in Portfolio Funds determined pursuant to this Section 7.4, shall be conclusive and binding on all of the Members and all parties claiming through or under them.

(c)           The following guidelines shall apply for purposes of determining the Net Asset Value of the Fund:

26

(i)           The amount payable to a Member or former Member whose Units are repurchased pursuant to Article IV shall be treated as a liability of the Fund, until paid, from (but not prior to) the beginning of the Valuation Date for such Units.

(ii)          The amount to be received by the Fund on account of any Capital Contributions pursuant to Article II shall be treated as an asset of the Fund from (but not before) the effective date of such Capital Contributions.

(iii)          Distributions made pursuant to Section 5.8 shall be treated as an advance and as an asset of the Fund, until the next month-end on or following the date of distribution or, if earlier, a date determined by the Managers.

ARTICLE  VIII

MISCELLANEOUS PROVISIONS

Section  8.1          Amendment of Limited Liability Company Agreement.

(a)           Except as otherwise provided in this Section 8.1, this Agreement shall be amended, in whole or in part, with the approval of a majority of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the Investment Company Act), and, if required by the Investment Company Act, the approval of the Members by such vote as is required by the Investment Company Act.

(b)           Any amendment to this Agreement that would:

(i)           increase the obligation of a Member to make any Capital Contribution;

(ii)          reduce the Capital Account of a Member other than in accordance with Article V hereof; or

(iii)         modify the events causing the dissolution of the Fund,

may be made only if (x) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (y) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(ii) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender all of his or her Units for repurchase by the Fund.

(c)           Without limiting the generality of the foregoing, the power of the Board of Managers to amend this Agreement at any time without the consent of the Members includes, but is not limited to, the power to:

27

(i)           restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(ii)          amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to change the name of the Fund in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(iii)         amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. federal income tax purposes as a partnership that is not a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

(d)           The Board of Managers shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

Section  8.2          Special Power of Attorney.

(a)           Each Member hereby irrevocably makes, constitutes and appoints HCIM, the Fund and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i)           any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(ii)          any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(iii)         all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

28

(c)           This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of HCIM, the Fund and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof, and as such:

(i)           shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting this power-of-attorney, regardless of whether the Fund, the Board of Managers or any liquidator shall have had notice thereof; and

(ii)          shall survive the delivery of a Transfer by a Member of all or any portion of such Member’s Units, except that where the Transferee thereof has been approved by the Board of Managers for admission to the Fund as a substituted Member, or upon withdrawal of a Member from the Fund pursuant to a repurchase of Units or otherwise, this power-of-attorney given by the Transferor shall terminate.

Section  8.3          Notices.  Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means, or, if to the Fund, the Board of Managers, HCIM or Capvent, in writing and delivered in person, by registered mail, or courier, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund).  Notices to a Member shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopier or other electronic means.  Notices to the Fund, the Board of Managers, HCIM or Capvent shall be effective on the close of business on the day upon which it is actually received.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section  8.4          Agreement Binding Upon Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section  8.5          Applicability of Investment Company Act and Form N-2.  The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the Investment Company Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the Investment Company Act and the Form N-2.

29

Section  8.6          Choice of Law; Arbitration.

(a)           Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)           Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below.  Each Member understands that:

(i)           arbitration is final and binding on the parties;

(ii)          the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(iii)         pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv)         the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(v)          a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)           All controversies referred in Section 8.6 hereof shall be determined by arbitration before, and only before, an arbitration panel convened by The Financial Industry Regulatory Authority, to the fullest extent permitted by law.  The parties may also select any other national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law.  Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered.  Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)           No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any Person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until:  (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court.  The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

30

Section  8.7          Not for Benefit of Creditors.  The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, HCIM and the Fund.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

Section  8.8          Consents.  Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

Section  8.9          Merger and Consolidation.

(a)           The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act:  (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section  8.10        Pronouns.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

Section  8.11        Confidentiality.

(a)           A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Units, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board of Managers (the “Confidential Information”).

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member or any other Confidential Information without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

31

(c)           Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(d)           Notwithstanding anything to the contrary in this Agreement, the Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board of Managers reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

(e)           Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities and tax laws, each Member (and any employee, representative or other agent thereof) shall not disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of Units (including the tax treatment and tax structure of any Fund transactions) and any transaction described in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Units (including the tax treatment and tax structure of any Fund transactions) and any transaction described in this Agreement, and does not include information relating to the identity of the Fund or its Affiliates.  Nothing in this paragraph shall be deemed to require the Fund to disclose to any Member any information that the Fund is permitted or is required to keep confidential in accordance with this Agreement or otherwise.

Section  8.12        Certification of Non-Foreign Status.  Each Member or Transferee of Units from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board of Managers may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status.  Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

Section  8.13        Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

32

Section  8.14        Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  It is hereby acknowledged and agreed that, to the extent permitted by applicable law, the Fund, without the approval of any Member, may enter into written agreements with Members affecting the terms hereof or of any application in order to meet certain requirements of such Members.  The parties hereto agree that any terms contained in any such agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

Section  8.15        Discretion.  Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, to the fullest extent permitted by law, whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section  8.16        Counterparts.  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section  8.17        THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGES 31 AND 32 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.11 ON PAGES 32 AND 33.

33

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC

By:

Name:
Title:

CAPVENT US ADVISORS LLC

By:

Name:
Title:

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

34

MANAGERS:

The undersigned hereby acknowledges that it understands and agrees to the provisions of this Agreement pertaining to the obligations of Managers.

STATEMENT OF ADDITIONAL INFORMATION

Hatteras Global Private Equity Partners, LLC

Dated January 5, 2009

8540 Colonnade Center Drive
Suite 401
Raleigh, NC 27615
888-363-2324

Limited Liability Company Units

This Statement of Additional Information (“SAI”) is not an offering memorandum.  This SAI relates to and should be read in conjunction with the confidential private placement memorandum (the “Memorandum”) of Hatteras Global Private Equity Partners, LLC (the “Fund”) dated January 5, 2009, as it may be further amended or supplemented from time to time.  A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell the units of limited liability company interests (“Units”) of the Fund and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

TABLE OF CONTENTS

INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund and Hatteras Global Private Equity Partners Master Fund, LLC  (the “Master Fund”), in which the Fund will invest all or substantially all of its assets, as well as the principal investment strategies of the Master Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum.  Certain additional information regarding the investment program of the Fund and the Master Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the “Units”), are listed below.  As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Members of the Fund, duly called, (i) of 67% or more of the units of limited liability company interests of the Fund (the “Units”) present at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy; or (ii) of more than 50% of the outstanding Units whichever is less.  The Master Fund has adopted substantially similar fundamental policies to those of the Fund, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Master Fund, which are its limited liability company interests (the “Master Fund Interests”).  No other policy is a fundamental policy of the Fund or the Master Fund, except as expressly stated.  Within the limits of the fundamental policies of the Fund and the Master Fund, the management of the Fund and the Master Fund has reserved freedom of action.  The Fund may not:

(1)	Issue senior securities or borrow money, except to the extent permitted by Section 18 of the Investment Company Act or as otherwise permitted by the SEC;

(2)
Underwrite securities of other issuers, except insofar as a Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities;

(3)	Make loans, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements except as permitted under the Investment Company Act;

(4)
Invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of any one issuer or of two or more issuers which a Fund or the Master Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses;

(5)	Invest 25% or more of the value of its total assets in any single industry or in Portfolio Funds that, in the aggregate, have investment programs that focus on investing in any single industry;

2

(6)
Purchase or sell real estate (although it may purchase securities secured by real estate or interests therein, or securities issued by companies that invest in real estate, or interests therein), except that it may hold for prompt sale and sell real estate or interests in real estate to which it may gain an ownership interest through the forfeiture of collateral securing loans or debt securities held by it; and

(7)	Purchase or sell commodities or commodities contracts or oil, gas or mineral programs, except that it may enter into (i) futures and options on futures and (ii) forward contracts.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.  The Fund’s and the Master Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Portfolio Funds.

The investment objective of the Fund is not fundamental and may be changed by the Board of Managers of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.  Similarly, the investment objective of the Master Fund is not fundamental and may be changed by the Board of Managers of the Master Fund (the “Master Fund Board”) without the vote of a majority of the Master Fund’s outstanding Master Fund Interests.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND THE PORTFOLIO FUNDS AND RELATED RISKS

As discussed in the Memorandum, the Fund intends to pursue its investment objective by investing all or substantially all of its assets in the Master Fund, which in turn intends to invest its assets in (i) Portfolio Funds; (ii) direct co-investments in the equity and/or debt of operating companies alongside professional lead investors; and (iii) Listed Private Equity.  This section provides additional information about various types of investments and investment techniques that may be employed by Portfolio Funds in which the Master Fund invests, or by the Master Fund.  Many of the investments and techniques described in this section may be based in part on the existence of a public market for the relevant securities. To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Portfolio Funds, or of the Master Fund; however, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Master Fund may make. Accordingly, the descriptions in this section cannot be comprehensive.  Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that the Master Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above), and (iii) that all such investments will be subject to related risks, which can be substantial.

3

Equity Securities

The Master Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers.  The Master Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities.  Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the private equity focus of the Fund and the Master Fund, there is expected to be no liquid market for a majority of such investments.

Common Stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity.  Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure.  Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors.  Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid.  Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities

Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula.  In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted, or exchanged.  Convertible securities have unique investment characteristics in that they generally: (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

4

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock).  The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline.  The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value.  If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value.  To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value.  Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.  If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party.  Any of these actions could have a material adverse effect and result in losses to the Master Fund and the Fund.

Derivative Instruments

Although not a principal investment strategy, the Master Fund or the Portfolio Funds may use financial instruments known as derivatives.  A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity, or other asset.  Following are descriptions of certain derivatives that the Portfolio Funds may use. The same descriptions apply to the Master Fund to the extent that it engages in derivatives transactions.  Certain risks associated with derivatives are described under “INVESTMENT RELATED RISKS—Derivative Instruments” in the Memorandum.

Options and Futures

A Portfolio Fund may utilize options contracts, futures contracts, and options on futures contracts.  It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When options are purchased over-the-counter, the Portfolio Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract.  Such options may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position.  Over-the-counter options purchased and sold by the Portfolio Fund also may include options on baskets of specific securities.

A Portfolio Fund may purchase call and put options on specific securities or currencies, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective.  A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option.  A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

5

A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security.  The sale of such an option exposes the Portfolio Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security.  The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option.  The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security.  The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option.  If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written.  The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.  The seller of a put option may also be required to place cash or liquid securities in a segregated account to ensure compliance with its obligation to purchase the underlying security.  The sale of such an option exposes the Portfolio Fund during the term of the option to a decline in price of the underlying security while depriving the Portfolio Fund of the opportunity to invest the segregated assets.

A Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  The Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof.  To close out a position as a purchaser of an option, the Portfolio Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased.  However, if deemed advantageous, the Portfolio Fund would be entitled to exercise the option.

6

A Portfolio Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States.  Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States.  Foreign markets, however, may have greater risk potential than domestic markets.  For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract.  Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.  Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”).  Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country.  Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs.  For these reasons, the Portfolio Funds may not be afforded certain of the protections which apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures.  In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges.  In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, Portfolio Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC.  In addition, certain single stock futures and narrow based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

Trading in futures involves risk of loss to the Portfolio Fund that could materially adversely affect the net asset value of the Master Fund and the Fund.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses, which may result in losses to the Master Fund and the Fund.  In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Portfolio Fund may indirectly hold or control in certain particular futures or options contracts.  Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Portfolio Funds to trade without restriction as long as such Portfolio Funds can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by a Portfolio Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

7

The prices of all derivative instruments, including futures and options prices, are highly volatile.  Price movements of forward contracts, futures contracts, and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Portfolio Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates a Portfolio Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.  An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.  A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and Put Options on Securities Indexes

A Portfolio Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objectives.  A stock index fluctuates with changes in the market values of the stocks included in the index.  Accordingly, successful use by a Portfolio Fund of options on stock indexes will be subject to the ability of the Portfolio Fund Manager to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment.  This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield Curve Options

A Portfolio Fund may enter into options on the yield “spread” or differential between two securities.  Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments.  Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.  The trading of yield curve options is subject to all of the risks associated with the trading of other types of options.  In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

8

Rights and Warrants

A Portfolio Fund may invest in rights and warrants.  Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities which a Portfolio Fund has purchased.  Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period.  Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms.  At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant.  This effect would enable a Portfolio Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Portfolio Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant.  In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security.  If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value.  The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Master Fund and the Fund.  Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment.  The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Swaps

The Master Fund or a Portfolio Fund may enter into interest rate, mortgage, credit, equity index, currency, and total return swap agreements.  These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Master Fund or a Portfolio Fund had invested directly in the asset that yielded the desired return.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index). Following are descriptions of certain swaps that the Portfolio Funds may use. The same descriptions apply to the Master Fund to the extent that it engages in swaps.  Certain risks associated with swaps are described under “INVESTMENT RELATED RISKS—Derivative Instruments” in the Memorandum.

9

Interest Rate, Mortgage and Credit Swaps

A Portfolio Fund may enter into interest rate swaps.  Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.  Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest.  The notional principal amount, however, is tied to a reference pool or pools of mortgages.  Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

A Portfolio Fund may enter into equity index swaps.  Equity index swaps involve the exchange by a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends.  A Portfolio Fund may purchase cash-settled options on equity index swaps.  A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date.  These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

A Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes.  Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies.  Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency.  Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.  The use of currency swaps is a highly specialized activity which involves special investment techniques and risks.  Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Portfolio Fund’s performance.  If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

Total Return Swaps

A Portfolio Fund may enter into total return swaps.  In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment.  For example, if a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

10

Swaptions

A Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.  A swaption is an option to enter into a swap agreement.  Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms.  The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed upon terms.

Certain swap agreements into which a Portfolio Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.”  Consequently, the Portfolio Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps consists of the net amount of the payments that the Portfolio Fund is contractually obligated to make.  If the other party to a swap defaults, the Portfolio Fund’s risk of loss consists of the net amount of the payments that the Portfolio Fund contractually is entitled to receive.

Distressed Securities

The Master Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings.  Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses.  Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims.  The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Master Fund or the Portfolio Fund of the security in respect to which such distribution was made.

11

OTHER POTENTIAL RISKS

Dependence on the Adviser, the Sub-Adviser and the Portfolio Fund Managers

Through the Fund’s interest in the Master Fund, the Fund’s assets will indirectly be invested in the investments of the Master Fund. Hatteras Capital Investment Management, LLC (the “Adviser”) has the authority and responsibility for asset allocation, the selection of investments for the Master Fund and all other investment decisions for the Master Fund.  The Adviser will delegate certain of this authority and responsibility to Capvent US Advisors LLC (the “Sub-Adviser”).  The success of the Fund depends upon the ability of the Adviser and the Sub-Adviser to develop and implement investment strategies that achieve the investment objective of the Fund and the Master Fund, and upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives.  The Fund’s ability to identify and invest in attractive opportunities is dependent on the Adviser and the Sub-Adviser.  If one or more of the key individuals leaves the Adviser or the Sub-Adviser, qualified replacements may not be available, which could prevent the Fund and the Master Fund from achieving their investment objectives.  Members will have no right or power to participate in the management or control of the Fund or the Master Fund, and will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments.  In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to the Master Fund.  There can be no assurance that the Adviser, the Sub-Adviser or the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Portfolio Funds’ Securities Are Generally Illiquid

The securities of the Portfolio Funds in which the Master Fund invests or plans to invest will generally be illiquid.  Similarly, the Master Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Master Fund is unable to sell Portfolio Fund interests, the Master Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Master Fund and the Fund.

BOARDS OF MANAGERS AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s limited liability company agreement (“LLC Agreement”).  The business operations of the Master Fund are managed and supervised under the direction of the Master Fund Board, subject to the laws of the State of Delaware and the Master Fund’s limited liability company agreement (“Master Fund LLC Agreement”).  The Board and the Master Fund Board each have overall responsibility for the management and supervision of the business affairs of the applicable fund on behalf of its members, including the authority to establish policies regarding the management, conduct and operation of its business.  The Board and the Master Fund Board each exercise the same powers, authority and responsibilities on behalf of the applicable fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.  The officers of the Fund and the Master Fund conduct and supervise the daily business operations of the applicable fund.

12

The members of the Board and the Master Fund Board (each, a “Manager”) are not required to contribute to the capital of the Fund or the Master Fund or to hold interests therein.  A majority of the members of each of the Board and the Master Fund Board are not “interested persons” (as defined in the Investment Company Act) of either the Fund or the Master Fund (collectively, the “Independent Managers”).

The identity of the members of the Board and the Master Fund Board and officers of the Fund and the Master Fund, and their brief biographical information, including their addresses, their ages and descriptions of their principal occupations during the past five years is set forth below.

The Managers serve on the Board or the Master Fund Board for terms of indefinite duration.  A Manager’s position in that capacity will terminate if the Manager is removed or resigns or, among other events, upon the Manager’s death, incapacity, retirement or bankruptcy.  A Manager may resign upon written notice to the other Managers of the applicable fund, and may be removed either by (i) the vote of at least two-thirds of the Managers of the applicable fund not subject to the removal vote or (ii) the vote of members of the applicable fund holding not less than two-thirds of the total number of votes eligible to be cast by all members of the applicable fund.  In the event of any vacancy in the position of a Manager, the remaining Managers of the applicable fund may appoint an individual to serve as a Manager so long as immediately after the appointment at least two-thirds of the Managers of such fund then serving have been elected by the members of such fund.  Each of the Board and the Master Fund Board may call a meeting of the applicable fund’s members to fill any vacancy in the position of a Manager of such fund, and must do so if the Managers who were elected by the members of such fund cease to constitute a majority of the Managers then serving on the Board of Managers of such fund.

INTERESTED MANAGER

NAME, DATE OF BIRTH & ADDRESS	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX[1] OVERSEEN BY MANAGER OR OFFICER
David B. Perkins* July 17, 1962 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	President and Chairman of the Board of Managers of the Fund	Since Inception	Mr. Perkins has been Chairman of the Board of Managers and President of the Fund since inception. Mr. Perkins is the Chief Executive Officer of Hatteras and its affiliated entities. He founded the firm in September 2003. Prior to that, he was the co-founder and Managing Partner of CapFinancial Partners, LLC.	None	9

* Mr. Perkins is deemed to be an “interested” Director of the Funds because of his affiliation with the Adviser.

13

INDEPENDENT MANAGERS AND OFFICERS

NAME, DATE OF BIRTH & ADDRESS	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX[1] OVERSEEN BY MANAGER OR OFFICER
H. Alexander Holmes May 4, 1942 3408 Landor Road Raleigh, NC 27609	Manager; Audit Committee Member	Since Inception	Mr. Holmes founded Holmes Advisory Services, LLC, a financial consultation firm, in 1993.	None	9

Steve E. Moss February 18, 1953 918 Meadow Lane Henderson, NC 27536	Manager; Audit Committee Member	Since Inception	Mr. Moss is a principal of Holden, Moss, Knott, Clark, Copley & Hoyle, P.A. and has been a member manager of HMKCT Properties, LLC since January 1996.	None	9

Gregory S. Sellers May 5, 1959 2643 Steeplechase Road Gastonia, NC 28056	Manager; Audit Committee Member	Since Inception	Mr. Sellers has been the Chief Financial Officer and a director of Kings Plush, Inc., a fabric manufacturer, since April 2003. Prior to that, he was the Vice President of Finance at Parkdale Mills, Inc., a cotton and cotton blend yarns producer.	None	9

Arthur E. Lottes III January 7, 1957 4813 Wynneford Way Raleigh, NC 27615	Manager; Audit Committee Member	Since Inception	Mr. Lottes , retired since 2005, was the President of CARQUEST Corporation, an automotive aftermarket company until December 2005. Mr. Lottes was also a Board member of CARQUEST and General Parts until December 2005.	None	9

J. Michael Fields July 14, 1973 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Secretary	Since Inception	Mr. Fields is Chief Operating Officer of Hatteras and its affiliates and been employed by Hatteras since its inception in September 2003.	None	9

Andrew P. Chica September 7, 1975 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Chief Compliance Officer	Since Inception	Mr. Chica joined Hatteras in November 2007 and became the Chief Compliance Officer of Hatteras, its affiliates and the Fund in 2008. Prior to joining Hatteras, Mr. Chica was the Compliance Manager for UMB Fund Services, Inc. from December 2004 to November 2007. From April 2000 to December 2004, Mr. Chica served as an Assistant Vice President and Compliance Officer of U.S. Bancorp Fund Services, LLC.	None	9

14

NAME, DATE OF BIRTH & ADDRESS	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX1 OVERSEEN BY MANAGER OR OFFICER
Robert Lance Baker September 17, 1971 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Treasurer	Since Inception	Mr. Baker joined Hatteras in March 2008 and is currently the Chief Financial Officer of Hatteras and its affiliated entities. Prior to joining Hatteras, Mr. Baker was Controller, and later Vice President of Operations, at Smith Breeden Associates. Before that, Mr. Baker worked for the public accounting firm of BDO Seidman, and as a controller of private entity in Durham, NC.	None	9

1   The “Fund Complex” consists of the Fund, Master Fund, Hatteras Global Private Equity Partners Institutional, LLC, Hatteras Multi-Strategy Fund, L.P., Hatteras Multi-Strategy TEI Fund, L.P., Hatteras Multi-Strategy Institutional Fund, L.P., Hatteras Multi-Strategy TEI Institutional Fund, L.P., Hatteras Master Fund, L.P., and Hatteras VC Co-Investment Fund II, LLC.

Committees of the Boards of Managers

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board.  In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit.  The Audit Committee currently consists of each of the Fund’s Independent Managers.  As the Fund is recently organized, the Audit Committee has not held any meetings during the last year.  The Master Fund Board has established an Audit Committee that provides similar functions and currently has the same membership as the Fund’s Audit Committee.

Manager Ownership of Securities

The Fund has not yet commenced operations as of the date of this SAI.  Therefore, none of the Managers owns Units.

Independent Manager Ownership of Securities

As of December 31, 2008, none of the Independent Managers (or their immediate family members) owned securities of the Adviser or Sub-Adviser, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Adviser or the Sub-Adviser.

15

Manager and Officer Compensation

Each Independent Manager will receive an annual retainer of up to $10,000 from the Master Fund for his services as a Manager and member of the Audit Committees of the Fund and the Master Fund. The Chief Compliance Officer will also receive an annual retainer for his duties as chief compliance officer of the Fund and the Master Fund.  The Interested Managers receive no fees or other compensation from the Fund. All Managers are reimbursed by the Fund for their reasonable travel and out-of-pocket expenses relating to attendance at meetings of the Fund’s Board of Managers or committee meetings. The Managers do not receive any pension or retirement benefits from the Fund. Besides the Chief Compliance Officer, no other officer of the Fund do not receives any additional compensation from the Fund or the Master Fund.

CODES OF ETHICS

Each of the Fund, the Master Fund, the Adviser, the Sub-Adviser and Hatteras Capital Distributors, LLC (the “Placement Agent”) has adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund, the Master Fund, the Adviser and the Sub-Adviser, engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund or the Master Fund.  The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund or the Master Fund, subject to a number of restrictions and controls.  Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  The codes of ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC  20549-0102.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser and the Sub-Adviser

Hatteras Capital Investment Management, LLC, a Delaware limited liability company registered as an investment adviser under the Advisers Act, serves as the investment adviser to the Master Fund. David B. Perkins and Robert L. Worthington are managing members of the Adviser.  Subject to the general supervision of the Master Fund Board, and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Adviser is responsible for the management and operation of the Master Fund and the investment of the Master Fund’s assets.  The Adviser provides such services to the Master Fund pursuant to the Investment Management Agreement.  Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”), Capvent US Advisors LLC,  an investment adviser registered under the Advisers Act, will serve as the Master Fund’s sub-adviser.

16

The Investment Management Agreement will become effective as of January 5, 2009, and will continue in effect for an initial two-year term.  Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Master Fund or a majority of the Master Fund Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.”  The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon 60 days’ written notice to the Master Fund by either the Master Fund Board or the Adviser.  A discussion regarding the basis for the Master Fund Board’s approval of the Investment Management Agreement, the Sub-Advisory Agreement, or any other investment advisory contracts, will be available in the Master Fund’s semi-annual report for the period ending September 30, 2009.

The Investment Management Agreement provides that, in the absence of willful misfeasance, gross negligence or reckless disregard of its obligations to the Master Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Master Fund.  The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Master Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Master Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, gross negligence or reckless disregard of its obligations to the Master Fund. Through its investment in the Master Fund, the Fund will bear a proportionate share of the Investment Management Fee paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund.  Pursuant to the Investment Management Agreement, the Master Fund will pay the Adviser a quarterly Investment Management Fee equal to 1.25% on an annualized basis of the Master Fund’s net asset value.  However, during the period from the Initial Closing to the Final Closing, the Master Fund will pay the Investment Management Fee to the Adviser monthly.  The Investment Management Fee will be paid to the Adviser out of the Master Fund’s assets and will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against each Master Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net asset value means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund.  The Investment Management Fee will be computed based on the net asset value of the Master Fund as of the last day of each quarter, or the last day of each month, as applicable. The Adviser will pay the Sub-Adviser a portion of the Investment Management Fee it receives from the Master Fund.

17

A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the placement of Units or Master Fund Interests, including brokers or dealers that may be affiliated with the Adviser.

In addition, at the end of each calendar quarter of the Master Fund (or certain other applicable periods described under “FUND FEES AND EXPENSES” in the Memorandum), each of the Adviser and Sub-Adviser will be entitled to receive an Incentive Allocation equal to 5% (10% in the aggregate) of the excess, if any, of the net profits of the Master Fund that have been credited to the capital account of each person who is admitted as a member of the Master Fund, including the Fund, over the then balance of such member’s loss recovery account; provided that the such member’s capital account has been allocated at least a 6% annualized return (prior to the deduction of the Incentive Allocation) for the period.  Each of the Adviser and Sub-Adviser hold non-voting interests in the Master Fund in incentive allocation accounts (“Incentive Allocation Accounts”) solely for the purpose of receiving the Incentive Allocation with respect to the capital account of each member, and no other allocations of net profits, net losses or other items (other than distributions) are made to or from such accounts.  The Incentive Allocation is made on a “peak to peak,” or “high watermark” basis, which means that the Incentive Allocation is made only with respect to new net profits. If the Master Fund has a net loss in any period followed by a net profit, no Incentive Allocation will be made with respect to such subsequent appreciation until such net loss has been recovered. Because the Incentive Allocation and the “high watermark” is calculated at the Master Fund level, a Member of the Fund may bear a pro rata portion of a Incentive Allocation when such Member has net losses. Conversely, Members who have positive performance may not bear any Incentive Allocation during periods when the Fund has negative performance or is below its “high watermark.”

The Portfolio Management Team

The following table provides information about portfolios and accounts, other than the Master Fund, for which the members of the  investment committee (the “Investment Committee”) are primarily responsible for the day-to-day portfolio management as of November 30, 2008:

NAME OF INVESTMENT COMMITTEE MEMBER	TYPE OF ACCOUNTS	TOTAL # OF ACCOUNTS MANAGED	TOTAL ASSETS	# OF ACCOUNTS MANAGED FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE	TOTAL ASSETS FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE
Robert L. Worthington	Private Fund	1	$28.5MM	0	$0
Keith C. Nelson	Private Funds	1	$28.5MM	0	$0
Varun Sood	Private Funds	11	$1.3 B	11	$1.3 B
Tom F. Clausen	Private Funds	11	$1.3 B	11	$1.3 B
Joe Sovran	Private Funds	11	$1.3 B	11	$1.3 B

18

Conflicts of Interest

Members of the Investment Committee are responsible for managing other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles, including registered and unregistered hedge funds and funds of hedge funds. They may manage separate accounts or other pooled investment vehicles which may have materially higher or different fee arrangements than the Fund and the Master Fund and may also be subject to performance-based fees. The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross trading and the allocation of investment opportunities. The Adviser and the Sub-Adviser each has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. They seek to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and timely manner. To this end, the Adviser and the Sub-Adviser each has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Management Team

The compensation of the members of the Investment Committee includes a combination of the following: (i) fixed annual salary; (ii) a variable portion of the management fee paid by the Master Fund to the Adviser; and (iii) a variable portion of any incentive compensation paid by each Fund, or any other feeder fund, to the Adviser or the Sub-Adviser or their affiliates. The portions of the management fee and incentive fee paid to a member of the Investment Committee are based on the pre-tax performance of each Fund as compared to a benchmark.

Portfolio Managers – Securities Ownership

The Fund has not yet commenced operations as of the date of this SAI.  Therefore, no members of the Investment Committee own Units in the Fund.

BROKERAGE

It is the policy of each of the Fund and the Master Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities.  In most instances, the Master Fund will purchase interests in a Portfolio Fund directly from the Portfolio Fund, and such purchases by the Master Fund may be, but are generally not, subject to transaction expenses.  Nevertheless, the Fund and the Master Fund anticipate that some of their portfolio transactions (including investments in Portfolio Funds by the Master Fund) may be subject to expenses.  The Fund and the Master Fund contemplate that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund and the Master Fund may be conducted through affiliates of the Adviser and/or Sub-Adviser as permitted under the Investment Company Act. Given the private equity focus of a majority of the Portfolio Funds, significant brokerage commissions are not anticipated to be paid by such funds.

19

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL

Deloitte & Touche LLP, whose principal business address is 1700 Market Street, 25th Floor, Philadelphia, PA 19103, is expected to be selected as the independent registered public accounting firm for the Fund and the Master Fund and in such capacity will audit the Fund’s and the Master Fund’s annual financial statements and financial highlights.

Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, PA 19103, serves as counsel to the Fund and the Master Fund.

CUSTODIAN AND ADMINISTRATOR

UMB Bank, N.A. (the “Custodian”), serves as the primary custodian of the assets of the Fund and the Master Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act.  Assets of the Fund, the Master Fund and Portfolio Funds are not held by the Adviser, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, Missouri 64106.

Each of the Fund and the Master Fund has retained UMB Fund Services, Inc. (the “Administrator”), whose principal business address is 803 West Michigan Street, Milwaukee, Wisconsin 53233, to provide administrative services, and to assist with operational needs. The Administrator will provide such services to the Fund pursuant to an administration agreement between the Fund and the Administrator, and to the Master Fund pursuant to an administration agreement between the Master Fund and the Administrator (each such agreement, an “Administration Agreement,” and together, the “Administration Agreements”).  In consideration for these services, the Fund will pay the Administrator a monthly administration fee of $1,500 ($18,000 on an annualized basis) prior to reduction for any Servicing Fee (the “Fund Administration Fee”).  In addition, the Master Fund will pay the Administrator a quarterly administration fee of up to 0.075% on an annualized basis of the net assets of the Master Fund (prior to reduction for any Investment Management Fee) as of each month-end (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”).  The Fund will bear a proportionate share of the Master Fund Administration Fee as a result of the Fund’s Investment in the Master Fund.  Each of the Administration Fees will be paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and will therefore decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s capital account.  The Administrator may from time to time delegate its responsibilities under each of the Administration Agreements to one or more parties selected by the Administrator, including its affiliates.

20

Each Administration Agreement provides that, in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations to the fund that is a party thereto, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to such fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for such fund.  Each Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the fund that is a party thereto of the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to such fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, negligence or reckless disregard of its obligations to such fund.

VOTING

Each Member will have the right to cast a number of votes, based on the value of such Member’s respective capital account, at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the total number of votes eligible to be cast by all Members.  Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The voting rights of members of the Master Fund will be substantially similar to those of the Members of the Fund.  Whenever the Fund, as a member of the Master Fund, is requested to vote on matters pertaining to the Master Fund, the Fund will seek voting instructions from Members and will vote its Master Fund Interests for or against such matters proportionately to the instructions to vote for or against such matters received from Members.  In the event that the Fund does not receive voting instructions from Members, the portion of the Fund’s Master Fund Interests allocable to such Members will be voted in the same proportions as the portion with respect to which it has received voting instructions.

CONFLICTS OF INTEREST

Adviser and Sub-Adviser

The Adviser and Sub-Adviser each may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Master Fund (collectively, the “Hatteras/Capvent Accounts”). The Adviser and Sub-Adviser expect to employ an investment program for the Master Fund that is substantially similar to the investment programs employed by each of them for certain Hatteras/Capvent Accounts. As a general matter, the Adviser and Sub-Adviser will consider participation by the Master Fund in all appropriate investment opportunities that are under consideration for those other Hatteras/Capvent Accounts. There may be circumstances, however, under which the Adviser and/or Sub-Adviser will cause one or more Hatteras/Capvent Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Adviser and Sub-Adviser will commit the Master Fund’s assets. There also may be circumstances under which the Adviser and/or Sub-Adviser will consider participation by Hatteras/Capvent Accounts in investment opportunities in which the Adviser and Sub-Adviser do not intend to invest on behalf of the Master Fund, or vice versa.

21

The Adviser and Sub-Adviser will evaluate for the Master Fund and for each Hatteras/Capvent Account a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Master Fund or a Hatteras/Capvent Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Master Fund and the Hatteras/Capvent Accounts in the context of any particular investment opportunity, the investment activities of the Master Fund and the Hatteras/Capvent Accounts may differ from time to time.  In addition, the fees and expenses of the Master Fund will differ from those of the Hatteras/Capvent Accounts.  Accordingly, the future performance of the Master Fund and the Hatteras/Capvent Accounts will vary.

When the Adviser and Sub-Adviser determine that it would be appropriate for the Master Fund and one or more Hatteras/Capvent Accounts to participate in an investment at the same time, each will attempt to place and allocate orders on a basis that the Adviser and Sub-Adviser believe to be fair and equitable, consistent with their responsibilities under applicable law.  Decisions in this regard are necessarily subjective and there is no requirement that the Master Fund participate, or participate to the same extent as the Hatteras/Capvent Accounts, in all investments or trades.  However, no participating entity or account will receive preferential treatment over any other and the Adviser will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments.

Situations may occur, however, where the Master Fund could be disadvantaged because of the investment activities conducted by the Adviser and Sub-Adviser for the Hatteras/Capvent Accounts.  Such situations may be based on, among other things, the following: (1) legal restrictions or other limitations (including limitations imposed by Portfolio Fund Managers with respect to Portfolio Funds) on the combined size of positions that may be taken for the Master Fund and the Hatteras/Capvent Accounts, thereby limiting the size of the Master Fund’s position or the availability of the investment opportunity; (2) the difficulty of liquidating an investment for the Master Fund and the Hatteras/Capvent Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.  In particular, the Master Fund may be legally restricted from entering into a “joint transaction” (as defined in the Investment Company Act) with the Hatteras/Capvent Accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC.

22

Directors, officers, employees and affiliates of the Adviser and Sub-Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Fund.  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Adviser and Sub-Adviser, or by the Adviser or Sub-Adviser for the Hatteras/Capvent Accounts, that are the same, different or made at a different time than positions taken for the Fund.

Except in accordance with applicable law, the Adviser, the Sub-Adviser and their affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Master Fund.  However, subject to certain conditions imposed by applicable rules under the Investment Company Act, the Master Fund may effect certain principal transactions in securities with one or more accounts managed by the Adviser and/or Sub-Adviser, except for accounts as to which the Adviser, the Sub-Adviser or any of their affiliates serves as a general partner or as to which it may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from the Adviser, the Sub-Adviser or one of their affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where the Adviser or Sub-Adviser, as applicable, has determined it would be appropriate for both the Master Fund to purchase (or sell), and for another account to sell (or purchase), the same security or instrument on the same day.

Future investment activities of the Adviser, the Sub-Adviser and their affiliates, and of its respective directors, officers or employees, may give rise to additional conflicts of interest.

Conflicts of Interest Relating to Portfolio Fund Managers

The Adviser anticipates that each Portfolio Fund Manager will consider participation by the applicable Portfolio Fund in all appropriate investment opportunities that are also under consideration for investment by the Portfolio Fund Manager for other investment funds and accounts managed by the Portfolio Fund Manager ("Managed Accounts") that pursue investment programs similar to that of the applicable Portfolio Fund or the Master Fund. However, there can be no guarantee or assurance that Portfolio Fund Managers will follow such practices or that a Portfolio Fund Manager will adhere to, and comply with, its stated practices, if any. In addition, circumstances may arise under which a Portfolio Fund Manager will cause its Managed Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Portfolio Fund Manager will commit assets of the Portfolio Fund. Circumstances may also arise under which a Portfolio Fund Manager will consider participation by its Managed Accounts in investment opportunities in which the Portfolio Fund Manager intends not to invest on behalf of the Portfolio Fund, or vice versa. Situations may occur where the Master Fund could be disadvantaged by investment activities conducted by the Portfolio Fund Manager for the Managed Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for a Portfolio Fund in which the Fund and/or Managed Accounts participate (collectively, "Co-Investors" and, individually, a "Co-Investor"), limiting the size of the Portfolio Fund's position; (2) legal prohibitions on the Co-Investors' participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instrument is limited. A Portfolio Fund Manager may from time to time cause a Portfolio Fund to effect certain principal transactions in securities with one or more Managed Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Portfolio Fund Manager determined it was appropriate for the Portfolio Fund to purchase and an Advisor Account to sell, or the Portfolio Fund to sell and the Managed Account to purchase, the same security or instrument on the same day. Each Portfolio Fund Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Portfolio Funds, and may have conflicts of interest with respect to investments made on behalf of a Portfolio Fund in which the Master Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Portfolio Fund Manager that are the same as, different from or made at different times than positions taken for the Portfolio Fund in which the Master Fund participates. Future investment activities of the Portfolio Fund Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest that could disadvantage the Master Fund, the Fund and, ultimately, the Fund's Partners. Portfolio Fund Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Portfolio Fund Manager or its affiliates. In addition, Portfolio Fund Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that brokers (including, without limitation, affiliates of the Portfolio Fund Manager) may provide to one or more Managed Accounts.

23

FUTURES TRANSACTIONS

Each of the Fund and the Master Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a commodity pool operator under the CEA.

Pursuant to regulations and/or published positions of the SEC, the Master Fund may also be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

ANTI-MONEY LAUNDERING

If the Fund, the Adviser or any governmental agency believes that the Fund has sold Units to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of federal, international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Adviser or such governmental agency may freeze the assets of such person or entity invested in the Fund.  The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

24

SUMMARY OF THE LLC AGREEMENT

An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the LLC Agreement.  A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions.  The following is a summary description of additional items and of select provisions of the LLC Agreement.  The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.  In addition, except as indicated below, the Master Fund LLC Agreement generally contains provisions that are substantially similar to the provisions described herein.

Members; Additional Classes

Persons who purchase Units will be Members of the Fund.    The Fund has established an Incentive Allocation Account for the purpose of permitting the Adviser to receive the Incentive Allocation.  The Adviser may also invest in the Fund as a Member.

In addition, to the extent permitted by the Investment Company Act, the Fund reserves the right to issue additional classes in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Units offered in the Memorandum.  The issuance of such additional classes of interests may require the Fund to obtain exemptive relief from the SEC.

Liability of Members

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member, or the Board may reduce any amount payable by the Fund to a Member in respect of a redemption of Units, in accordance with the LLC Agreement in certain circumstances.

Limitation of Liability; Indemnification

The LLC Agreement provides that the members and former members of the Board, officers and former officers of the Fund and the Adviser (as well as certain of their affiliates, among others) shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.  The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board, officers and former officers of the Fund and the Adviser (as well as certain of their affiliates, among others) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund.  None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s capital account or for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors.  The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, officers and former officers of the Fund and the Adviser, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

25

Power of Attorney

In subscribing for Units, a Member will appoint the Fund as his, her or its attorney in fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.  This power of attorney, which will be contained in the subscription documents, is a special power of attorney and is coupled with an interest in favor of the Adviser and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power of attorney.  In addition, the power of attorney will survive the delivery of a transfer by a Member of Units, except that when the transferee of the Units has been approved by the Fund for admission to the Fund as a substitute Member, or upon the withdrawal of a Member from the Fund pursuant to a repurchase of Units or otherwise, the power of attorney given by the transferor will terminate.

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required under the Investment Company Act.  However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Member materially adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

Term, Dissolution, and Liquidation

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue, unless the Fund is sooner dissolved, until the tenth anniversary of the final closing of the Fund, provided that the term of the Fund may be extended for up to two successive periods of one year in the discretion of the Board of Managers. The Fund shall be dissolved:

26

(1)           upon the affirmative vote to dissolve the Fund by either (i) a majority of the members of the Board, or (ii) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

(2)           as required by operation of law.

Upon the occurrence of any event of dissolution, one or more members of the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more members of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.

Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed:  (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Members; and (iii) finally to the Members proportionately in accordance with the balances in their respective capital accounts.  Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Members, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.  The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Members.

REPORTS TO MEMBERS

Members will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Fund will furnish to Members such information as soon as practicable after receipt of the necessary information from the Portfolio Funds by the Master Fund.  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such annual tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.  Members also will be sent reports regarding the Fund’s operations each quarter.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests substantially all of its investable assets in the Master Fund. The Master Fund primarily invests its assets in Portfolio Funds, which include, but are not limited to, private partnerships, limited liability companies or similar entities managed by Portfolio Fund Managers (commonly referred to as  “private equity funds” or “private funds”). Investments in Portfolio Funds do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Adviser, Sub-Adviser and/or the Master Fund may receive notices from such Portfolio Funds seeking the consent of holders in order to materially change certain rights within the structure of the security itself or change material terms of the Portfolio Funds’ limited partnership agreement, limited liability company operating agreement or similar agreement with investors. To the extent that the Master Fund receives notices or proxies from Portfolio Funds (or receives proxy statements or similar notices in connection with any other portfolio securities), the Master Fund has delegated proxy voting responsibilities with respect to the Master Fund’s portfolio securities to the Adviser, subject to the Board’s general oversight and with the direction that proxies should be voted consistent with the Master Fund’s best economic interests. In general, the Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund. If an analyst, trader or partner of the Adviser believes that voting in accordance with stated proxy-voting guidelines would not be in the best interests of a Fund, the proxy will be referred to the Adviser’s Chief Compliance Officer for a determination of how such proxy should be voted.

27

The Adviser will generally vote to support management recommendations relating to routine matters such as the election of directors (where no corporate governance issues are implicated), the selection of independent auditors, an increase in or reclassification of common stock, the addition or amendment of indemnification provisions in the company’s charter or by-laws, changes in the board of directors and compensation of outside directors. The Adviser will generally vote in favor of management or shareholder proposals that the Adviser believes will maintain or strengthen the shared interests of shareholders and management, increase shareholder value, maintain or increase shareholder influence over the company’s board of directors and management and maintain or increase the rights of shareholders.

On non-routine matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations, reincorporation plans, fair-price proposals and shareholder rights plans so long as such proposals are in the best economic interests of the Master Fund.

If a proxy includes a matter to which none of the specific policies described above or in the Adviser’s stated proxy-voting guidelines is applicable or a matter involving an actual or potential conflict of interest as described below, the proxy will be referred to the Adviser’s Chief Compliance Officer for a determination of how such proxy should be voted.

28

In exercising its voting discretion, the Adviser and its employees will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser (or an affiliate of the Adviser), any issuer of a security for which the Adviser (or an affiliate of the Adviser) acts as sponsor, Adviser, manager, custodian, distributor, underwriter, broker or other similar capacity or any person with whom the Adviser (or an affiliate of the Adviser) has an existing material contract or business relationship not entered into in the ordinary course of business (the Adviser and such other persons having an interest in the matter being called “Interested Persons”), the Adviser will make written disclosure of the conflict to the Independent Managers of the Master Fund indicating how the Adviser proposes to vote on the matter and its reasons for doing so. If the Adviser does not receive timely written instructions as to voting or non-voting on the matter from the Master Fund’s Independent Managers, the Adviser may take any of the following actions which it deems to be in the best interests of the Fund: (i) engage an independent third party to determine whether and how the proxy should be voted and vote or refrain from voting on the matter as determined by the third party; (ii) vote on the matter in the manner proposed to the Independent Managers if the vote is against the interests of all Interested Persons; or (iii) refrain from voting on the matter.

The voting rights of members of the Master Fund will be substantially similar to those of the Members of the Fund. Whenever a Fund, as a member of the Master Fund, is requested to vote on matters pertaining to the Master Fund, the Fund will seek voting instructions from its Members and will vote its Master Fund Interest for or against such matters proportionately to the instructions to vote for or against such matters received from its Members. In the event that a Fund does not receive voting instructions from its Members, the portion of the Fund’s Master Fund Interest allocable to such Members will be voted in the same proportions as the portion with respect to which it has received voting instructions.

The Fund and the Master Fund will be required to file Forms N-PX, with their complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year.  Once filed, the Fund’s and the Master Fund’s Forms N-PX filing will be available:  (i) without charge, upon request, by calling the Fund at 800-504-9070 or (ii) by visiting the SEC’s website at www.sec.gov.

29

PART C:
OTHER INFORMATION

Hatteras Global Private Equity Partners, LLC (the “Registrant”)

Item 25.  Financial Statements and Exhibits

(1)	Financial Statements:

Not applicable.

(2)	Exhibits

(a)(1)	See Appendix A of Part A of the Registration Statement.

(a)(2)	Certificate of Limited Liability Company is incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement as previously filed on September 22, 2008.

(a)(3)	Certificate of Amendment to Certificate of Limited Liability Company is filed herewith.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1).

(e)	Not applicable.

(f)	Not applicable.

(g)	Not applicable.

(h)	Form of Placement Agent Agreement is filed herewith.

(i)	Not applicable.

(j)	Form of Custodian Services Agreement is filed herewith.

(k)(1)	Form of Administration Agreement is filed herewith.

(k)(2)	Form of Escrow Agreement is filed herewith.

(k)(3)	Form of Fund Servicing Agreement is filed herewith.

(k)(4)	Form of Expense Reduction Agreement is filed herewith.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Form of Subscription Agreement is filed herewith.

(q)	Not applicable.

(r)(1)	Code of Ethics of the Registrant is filed herewith.

(r)(2)	Code of Ethics of Hatteras Investment Partners, LLC, Hatteras Capital Investment Management, LLC and Hatteras Capital Distributors, LLC is filed herewith.

(r)(3)	Code of Ethics of Capvent US Advisors LLC is filed herewith.

Item 26.  Marketing Arrangements

Not applicable.

Item 27.  Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$50,000
Printing fees	$9,000
Blue Sky fees	$26,000
Accounting fees	$35,000

Total	$120,000

Item 28.  Persons Controlled by or Under Common Control With Registrant

The Board of the Registrant is identical to the board of directors of certain other funds advised by the Adviser.  In addition, the officers of the Registrant and these other funds are substantially identical.  Nonetheless, the Registrant takes the position that it is not under common control with these other funds since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29.  Number of Holders of Securities

Title of Class	Number of Record Holders*

Limited Liability Company Interests	0

* As of January 1, 2009.

Item 30.  Indemnification

Section 1.01     Indemnification.

Section 3.7 of the LLC Agreement states:

(a)
To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b)
Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)
Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d)
As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(e)
In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)
An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, provided that Section 3.7(e) shall not limit the rights of the Fund pursuant to Section 2.10.

(g)
The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h)
To the extent permitted by applicable law, the Fund Servicing Agent and the Administrator, and any other party serving as the fund servicing agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Fund Servicing Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Item 31.  Business and Other Connections of Investment Adviser and Sub-Adviser

Information as to the directors and officers of Hatteras Global Private Equity Partners Master Fund, LLC’s investment adviser, Hatteras Capital Investment Management, LLC (the “Adviser”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-62608), and is incorporated herein by reference.

Information as to the directors and officers of Hatteras Global Private Equity Partners Master Fund, LLC’s sub-adviser, Capvent US Advisors LLC (the “Sub-Adviser”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Sub-Adviser, and each director, executive officer, managing member or partner of the Sub-Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-69676), and is incorporated herein by reference.

Item 32.  Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant’s Administrator and (3) the Registrant’s Custodian.  The address of each is as follows:

1.	Hatteras Global Private Equity Partners, LLC
8540 Colonnade Center Drive, Suite 401
Raleigh, North Carolina 27615

2.	UMB Fund Services, Inc.
803 West Michigan Street, Suite A
Milwaukee, WI 53233

and

UMB Fund Services, Inc.
Rose Tree Corporate Center Building 1
1400 N. Providence Road, Suite 200
Media, PA 19063-2043

3.	UMB Bank, N.A.
1010 Grand Boulevard
Kansas City, MO 64106

Item 33.  Management Services

Not applicable.

Item 34.  Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh in the state of North Carolina on the 5th day of January, 2009.

Hatteras Global Private Equity Partners, LLC

By:	/s/ David B. Perkins
Name: David B. Perkins
Title: President

Exhibit Index

(a)(3)	Certificate of Amendment to Certificate of Limited Liability Company

(h)	Form of Placement Agency Agreement

(j)	Form of Custodian Services Agreement

(k)(1)	Form of Administration Agreement

(k)(2)	Form of Escrow Agreement

(k)(3)	Form of Fund Servicing Agreement

(k)(4)	Form of Expense Reduction Agreement

(p)	Form of Subscription Agreement

(r)(1)	Code of Ethics of the Registrant

(r)(2)	Code of Ethics of Hatteras Investment Partners, LLC, Hatteras Capital Investment Management, LLC and Hatteras Capital Distributors, LLC

(r)(3)	Code of Ethics of Capvent US Advisors LLC